Information                                                  Registration No.
contained
herein is                    U.S. SECURITIES AND EXCHANGE COMMISSION
subject to                           Washington, D.C. 20549
completion or                 ------------------------------------
amendment. A                              Form SB-2/A
registration          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
statement                     ---------------------------------------
relating to                                BIOMODA, INC.
these                      (Name of small business issuer in its charter)
securities                        -----------------------------
has been                New Mexico            2865             85-0392345
filed with            --------------          ----             ----------
the Securities    (State of jurisdiction  (Primary Standard    (I.R.S. Employer
and Exchange       of incorporation        Industrial         Identification No.
Commission.        or organization         Classification
These                                      Code Number)
securities may                         ------------------
not be sold                              John J. Cousins
nor may                            8301 Washington NE, Suite 5
offers to buy                     Albuquerque, New Mexico, 87113
be accepted
prior to the                            (505) 821-0875
time the
registration     (Address, including zip code and telephone number of principal
statement          executive offices and principal place of business and name,
becomes               address and telephone number of agent for service)
effective.
This              APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as
prospectus      practicable from time to time after this registration statement
shall not       becomes effective.
constitute an
offer to sell     If this Form is filed to register additional securities for an
or the          offering pursuant to Rule 462(b) under the Securities Act, check
solicitation    the following box and list the Securities Act registration
of an offer     statement number of the earlier effective registration statement
to buy nor      for the same offering. [ ]________________.
shall there
be any sale       If this Form is a post-effective amendment filed pursuant to
of these        Rule 462(c) under the Securities Act check the following box and
securities in   list the Securities Act registration statement number of the
any State in    earlier effective registration statement for the same offering.
which such      [ ]______________.
offer,
solicitation      If this Form is a post-effective amendment filed pursuant to
or sale would   Rule 462(d) under the Securities Act, check the following box
be unlawful     and list the Securities Act registration statement number of the
prior to        earlier effective registration statement for the same offering.
registration    [ ]______________.
or
qualification     If the delivery of the prospectus is expected to be made
under the       pursuant to Rule 434, check the following box. [ ]_____________.
securities
laws of any
such State.

                         CALCULATION OF REGISTRATION FEE
||==========||==========|==============|========|==============|=============||
||Title     ||Amount of |Dollar        |Proposed|Proposed      |Amount of    ||
||of each   ||securities|Amount        |maximum |maximum       |registration ||
||class of  ||to be     |to be         |offering|aggregate     |fee          ||
||securities||registered|registered    |price   |offering      |             ||
||to be     ||          |              |per     |price         |             ||
||registered||          |              |share   |              |             ||
||----------||----------|--------------|--------|--------------|-------------||
|| Common   ||5,000,000 |$30,000,000.00| $6.00  |$30,000,000.00|  $7,170.00  ||
|| Stock    ||shares    |              |        |              |             ||
||==========||==========|==============|========|==============|=============||
     (1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457 of the Securities Act of 1933
-----------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 1
                   Preliminary Prospectus dated May 29, 2003


                                  BIOMODA, INC.

                  5,000,000 SHARES OF NO PAR VALUE COMMON STOCK
                        PURCHASE PRICE OF $6.00 PER SHARE



THE OFFERING:                             (1) We are not using an underwriter
                Per Share  Total          for this offering. See "Plan of
                ---------  -----          Distribution."
Public Price    $6.00      $30,000,000    (2) The commissions shown do not
Underwriting                              include legal, accounting, printing,
 Discounts/                               and related costs incurred in making
 Commissions    $0.00      $0.00          this offering. We will need to pay all
$208,673.00.                              such costs, which we estimate to be
Proceeds to                               $208,673.00.
 Biomoda, Inc.  $6.00      $30,000,000    (3) The shares are being offered on a
                                          "best-efforts" basis.
This is a "self-underwritten" public      (4)There is currently no trading
offering, with no minimum purchase        market for our securities.
requirement. There is no minimum number   (5)SEE THE "RISK FACTORS" SECTION OF
of shares that must be sold in this       THIS PROSPECTUS LOCATED BEGINNING ON
offering. The offer will terminate the    PAGE 8 IN THIS PROSPECTUS.
earlier of (2) years from the
registration date, or upon the sale of
the 5,000,000th share.



THIS IS AN INITIAL PUBLIC OFFERING OF COMMON STOCK. THERE IS NO PUBLIC TRADING MARKET FOR OUR SHARES, AND NO ASSURANCE CAN BE GIVEN THAT AN ACTIVE MARKET WILL EVER DEVELOP. THE SHARES OFFERED HEREUNDER ARE NOT LISTED WITH ANY NATIONAL SECURITIES EXCHANGE NOR THE NASDAQ STOCK QUOTATION SYSTEM. THE OFFERING PRICE FOR OUR STOCK MAY NOT BE THE SAME AS THE MARKET PRICE FOR OUR STOCK AFTER THE OFFERING.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. SEE "RISK FACTORS", BEGINNING ON PAGE 8, AND "DILUTION", BEGINNING ON PAGE 15, TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE BUYING THIS STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THE INFORMATION IN THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIMINAL OFFENSE FOR ANYONE TO INFORM YOU OTHERWISE.

THE INFORMATION IN THIS PROSPECTUS WILL BE SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES, NOR MAY WE ACCEPT OFFERS TO BUY, UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL WE SELL ANY OF THESE SECURITIES, IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

Inside front cover page of prospectus


--------------------------------------------------------------------------------



                TABLE OF CONTENTS                     BIOMODA, INC.
                                                       OFFERING OF
                                  Page        5,000,000 SHARES OF COMMON STOCK
Summary  ..............................4
Summary of Selected                                   ------------
  Financial Information  ..............6               PROSPECTUS
Risk Factors  .........................8              ------------
Use of Proceeds  .....................14
Determination of Offering Price.......15              MAY 29, 2003
Dilution  ............................15
Plan of Distribution  ................18
Legal Proceedings ....................19
Directors, Executive Officers,
    Promoters & Control Persons  .....19
Security Ownership of Certain
    Beneficial Owners and Managers  ..21
Description of Securities ............22
Description of Business ..............23
Management's Discussion and
    Analysis or Plan of Operation  ...28
Market for Common Equity and
    Related Transactions..............34
Executive Compensation ...............34
Financial Statements..................36
Changes in and Disagreements with
    Accountants on Accounting and
    Financial Disclosure..............77
Interest of Named Experts
    and Counsel  .....................77
Disclosure of Commission Position on
    Indemnification for Securities
    Act Liabilities...................77
--------------------------------------------------------------------------------




We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report, which will include audited financial statements, free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (505) 821-0875 or write to: John Cousins, President, Biomoda, Inc., 8301 Washington NE, Suite 5, Albuquerque, NM 87113.

Item 3
First page of the prospectus
                                     SUMMARY
                                     -------

The following summary highlights the more detailed information and financial statements, with notes, appearing elsewhere in this prospectus. It is only a summary. WE URGE YOU TO READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF INVESTING IN OUR COMMON STOCK AS DISCUSSED IN THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 8.

                                  BIOMODA, INC.
                             SUMMARY OF THE OFFERING

Biomoda, Inc., was incorporated under New Mexico law on January 2, 1990. Our executive office is located at 8301 Washington NE, Suite 5, Albuquerque, NM 87113, and our telephone number is (505) 821-0875. Our registered statutory office is at the same address. We use the terms "Company" and "we" in this prospectus to refer to Biomoda, Inc., unless the context indicates otherwise.


The Company is a developmental stage company engaged in the business of developing biopharmaceutical technology to diagnose and treat human diseases. To date, the Company has not received any revenue from the sale of any products. We currently licenses three patents from the University of California. The license to use these patents is exclusive and our license expires on December 3, 2019, which is when the last of our licensed patents expires. On November 10, 1992, the Company licensed a patent (patent number 5,162,231) for the detection of cancers of the lung. The patent expires on November 10, 2009. A second patent (patent number 5,391,547), dealing with treatment of cancers of the lung, was licensed on February 21, 1995, and the patent expires on February 21, 2012. The third licensed patent (patent number 6,490,330) for the production of high specific activity Copper 67, was licensed by the Company on December 3, 2002, and the patent expires on December 3, 2019. We have applied for the first patent in the Company's name (patent application 09/989,092), which deals with detecting pre-cancerous conditions in human tissue. The application is currently pending.

We also currently have patents in six other countries: Australia (670743), Brazil (PI 9106563-1), Canada (2085464), Japan (3,047,468), Korea (171393) and
Russia (2114430). The patents in these countries protect our rights under U.S. patents 5,162,231 and 5,391,547. These foreign patents all expire on June 17, 2011. We also have received a patent (EPO 533845 B1) from the European Patent Office to protect our rights under U.S. patents 5,162,231 and 5,391,547. The patent issued by the European Patent Office covers the following countries:
Austria, Belgium, Germany, Denmark, France, Great Britain, Italy, Netherlands and Sweden.

For the expanded development phase no manufacturing facilities will be needed. For the production phase, we plan to initially contract out production at comparable, competitive costs.


Biomoda's business opportunities are in developing products for the early detection and treatment of cancers. The initial products relate to lung cancer and are based on commercializing our core patent protected technology relating to a compound called Tetrakis Carboxy Phenyl Porphine ("TCPP"). TCPP is a porphyrin with unique properties. Porphyrins are compounds related to blood (such as heme in hemoglobin) and having biological activity. TCPP has an affinity to bind molecularly with cancer cells. This allows the cancer cells to be identified because TCPP will fluoresce or glow under certain light conditions. The next stage toward product development is the refinement of our protocol and process and proof of concept in clinical trials. This will include:

    1. The development of staining protocols: staining protocols are the standardized operating procedures used to stain samples. These include procedures for dissolving TCPP in different solvents, attaching cells to microscope slides or suspending them in solutions, and then rinsing out the stain and preparing the sample for evaluation.

    2. The creation of standard reference materials: standard reference materials are cell samples that have a consistent level of staining with TCPP. These bench marking sets will be added to the patient's samples as an internal control to insure the valid functioning of the staining procedure.

Clinical trials will apply these techniques to registry sputum samples, which are samples of tissues from cancer patients, along with their relevant histories. Some tissue registries follow patients who are at high risk of cancer, but do not yet have the disease. These registry samples are the most valuable for proving efficacy of a new screening test. The results of the clinical trials will provide the proof of performance data required to move into product commercialization and joint venture and strategic alliance opportunities.

Our business plan is to focus on developing our proprietary, patented technology for the early detection of cancer cells into products that are tailored for government, regulatory, medical and public acceptance on a worldwide basis. The market for our early detection of lung cancer products can be considered, in a general sense, the entire world population since this is a preliminary disease screening tool and the test is administered outside the body. Everyone would benefit from this screening test. More specifically, we are targeting high-risk and at-risk populations in countries with relatively developed medical care infrastructure systems. In addition to our diagnostic product concepts, we intend to develop and market therapeutic and cancer treatment products. The market for these products are people that have been diagnosed with lung cancer.

We plan to contract with manufacturing facilities to produce commercial quantities of our products. The first products to be developed will be used for early diagnosis of cancer, followed by products that will aid in the imaging and treatment of cancer. The Company will develop a new market in response to the Company's products by focusing on hospitals, laboratories, and other health care providers who typically will buy products based on our technology for providing care to their patients. We also plan to develop an international presence through confidential licensing agreements and possibly joint ventures with international partners.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective we intend to file a Form 15c2-11 and apply for a listing on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that the Company will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.


                                  THE OFFERING

Securities Offered.           5,000,000 shares of common stock.

Shares of Common
  Stock Outstanding.          Before Offering  ........................5,765,282
                              After Offering..........................10,765,282

Use of Proceeds
  by The Company.             The  Company  will  use  the  proceeds  from  this
                              offering  to  (1)  pay  costs  of  the   offering,
                              estimated  at  $208,673.00;  (2)  Development  and
                              optimizing of preparation  techniques for staining
                              cell samples with our patented chemical compounds,
                              called  staining   protocols,   and  defining  the
                              specifics  of  identifying  early stage  cancerous
                              cells using this staining  protocol,  estimated at
                              $145,000.00;  (3) Conduct  specificity/sensitivity
                              study  on  statistically  significant  numbers  of
                              Registry   sputum   samples  with  known   patient
                              history, estimated to be $100,000.00; (4) Initiate
                              discussions  with  FDA  on  clinical   development
                              requirements for in vitro diagnostic  products and
                              in  vivo  therapeutic  products  and  orphan  drug
                              designation,  estimated at  $50,000.00;  (5) Staff
                              and equip a Biomoda  Inc.  laboratory  for product
                              development  for large volume  markets,  including
                              development  of  standard   reference   materials,
                              estimated at $325,000.00; (6) Conduct prospective,
                              single site pilot study of sputum  diagnosis using
                              significant  number of patients  with lung disease
                              and  patients at high risk for having lung cancer,
                              estimated    at    $350,000.00;     (7)    Conduct
                              statistically  valid,  multi-site pivotal study of
                              lung cancer from sputum samples for submission  to
                              FDA as  required,  estimated  at  $400,000.00; (8)
                              Initiate  adaptation  of  automated  technology to
                              better  serve  high   volume  diagnostic   market,
                              estimated at $250,000.00.

Risk Factors                  THE   STOCK   OFFERED   BY  THIS   PROSPECTUS   IS
                              SPECULATIVE  AND  INVOLVES A HIGH  DEGREE OF RISK.
                              INVESTORS  SHOULD NOT BUY THIS STOCK  UNLESS  THEY
                              CAN  AFFORD  TO  LOSE  THEIR  ENTIRE   INVESTMENT.
                              INVESTORS  SHOULD CONSULT THEIR LEGAL,  ACCOUNTING
                              AND/OR  FINANCIAL  ADVISORS PRIOR TO EXECUTING ANY
                              PURCHASE AGREEMENT FOR THESE SECURITIES. WHILE THE
                              COMPANY  CANNOT  FULLY  DETAIL EACH AND EVERY RISK
                              ASSOCIATED  WITH THIS  OFFERING  THE  COMPANY  HAS
                              IDENTIFIED  A NUMBER OF  SIGNIFICANT  RISK FACTORS
                              AND  DETAILED  THESE  RISKS  BELOW.  RISK  FACTORS
                              ASSOCIATED WITH THESE SECURITIES INCLUDE,  BUT ARE
                              NOT LIMITED TO, THE LACK OF AN  OPERATING  HISTORY
                              OF THE COMPANY, LACK OF A MARKET FOR THE COMPANY'S
                              SECURITIES,  THE  LACK OF ANY  PROFITS  SINCE  THE
                              COMPANY'S INCEPTION, THE SPECULATIVE NATURE OF THE
                              COMPANY'S   BUSINESS   PLAN,   THE  MARKET   PLACE
                              COMPETITION WITH LARGER COMPANIES,  THE REGULATION
                              BY  DIFFERENT  GOVERNMENT  ENTITIES,  THE  NEED OF
                              CAPITAL TO CONTINUE  OPERATIONS,  THE VALUE OF THE
                              STOCK  IS  SPECULATIVE,  AND  THE  POSSIBILITY  OF
                              RESTRICTIONS ON THE RE-SALE OF THE SECURITIES. FOR
                              MORE INFORMATION SEE THE "RISK FACTORS"  BEGINNING
                              ON PAGE 8.




                       SUMMARY OF SELECTED FINANCIAL DATA
                                                           January 3, 1990
                                                           ---------------
                                   Period ended        (date of inception date)
                                 December 31, 2002    through September 30, 2002
                                 -----------------    --------------------------
Assets

Current Assets
Cash                                      $155.00
Prepaid Expenses                        $4,425.00
                                 -----------------
  Total Current Assets                  $4,580.00

Furniture and Equipment, at cost,
less accumulated depreciation
of $2,679.00-Note B                     $4,184.00

Other Assets:
  Patent, trademark, and
  License fees, net                   $127,157.00
                                 -----------------

       Total Assets                   $131,737.00

REVENUE                                   ----                         $23.00

Operating Expenses                        ----                        ----
  Salaries     (accrued)                   -0-                    $662,291.00
  Advertising and Marketing             $1,068.00                  $47,139.00
  Rent                                  $3,539.00                  $23,486.00
  Professional fees                    $15,981.00                 $262,758.00
  Telephone                             $2,237.00                  $26,519.00
  Payroll taxes                            -0-                     $44,400.00
  Licensing Fees                       $15,000.00                  $50,817.00
  Office expenses and postage           $1,195.00                  $42,124.00
  Research and Development costs          $120.00                  $77,761.00
  Travel and Lodging                       -0-                     $41,028.00

  Depreciation and Amortization         $9,357.00                  $33,753.00
  Other expenses                          $381.00                   $7,131.00
                                 -----------------           -----------------

       Total operating expenses        $48,878.00               $1,319,207.00
                                 -----------------           -----------------

Loss from operation                   ($48,878.00)             ($1,319,184.00)
  Interest income                          -0-                      $3,870.00
  Interest expenses                   ($28,414.00)                ($84,600.00)
  SEC Filing Fee                       ($2,792.00)                 ($2,792.00)
  Loss on Sale of Assets                 ($358.00)                   ($358.00)
  Foreign Currency Transaction Loss    ($3,247.00)                 ($3,247.00)
                                 -----------------           -----------------
  Total other income (expense)        ($34,811.00)                ($87,127.00)
                                 -----------------           -----------------
Loss before provision
  for income tax                      ($83,689.00)             ($1,406,311.00)

Provision for income                       -0-                         -0-
                                 -----------------           -----------------

Net loss and losses accumulated
during the development stage          ($83,689.00)             ($1,406,311.00)
                                 -----------------           -----------------

Cash received from
  interest income                          -0-                      $3,870.00

Cash paid to employees
  and suppliers                       ($26,790.00)             ($1,046,906.00)

Net cash flow used for
  operating activities                ($26,790.00)             ($1,043,036.00)
Cash flows used for
  investing activities:

Purchase of fixed assets                   -0-                     ($8,132.00)
Sales of fixed assets                   $1,139.00                   $1,139.00
Organization expenses                      -0-                       ($560.00)
Pay for Patent and license fee        ($13,450.00)               ($157,798.00)

Net cash flow used for
  investing activities                ($12,311.00)                ($165,351.00)

Cash flows from
  financing activities:
Proceeds from note payable             $38,279.00                 $124,446.00
Proceeds from issuance
  of common stock                          -0-                   1,084,096.00

Net cash flow from
  financing activities                 $38,279.00               $1,208,542.00

Cash at beginning of year                 $977.00                      -0-

Cash at end of year                       $155.00                     $155.00


Reconciliation of net income
to net cash flow from operating
activities:

Net income                            ($83,689.00)             ($1,406,311.00)
Depreciation                            $9,357.00                  $33,753.00

Interest expenses
  to stockholders                      $28,381.00                  $64,196.00
In-kind services
  and expenses                                                     $40,496.00
Loss on sale  of assets                   $358.00                     $358.00
Foreign currency transaction            $3,247.00                   $3,247.00
Decrease (Increase)
  in accounts receivable               ($4,425.00)                 ($4,425.00)
Decrease (Increase)
  in other current liabilities            $332.00                     $332.00
(Decrease) Increase
  in accounts payable                  $19,649.00                  $38,131.00
Decrease (Increase)
  in accrued expenses                      -0-                    $187,187.00

Net cash flow from
  operating activities                ($26,790.00)             ($1,043,036.00)
                                 -----------------           -----------------

Liabilities and
  Stockholder's Deficit

Current Liabilities:

Accounts Payable                                                  ($41,377.00)
Accrued payroll and
  other expenses                                                 ($201,732.00)
Notes payable-stockholders                                       ($159,411.00)
Other current liabilities                                            ($332.00)

Total current liability                                           $402,852.00

Stockholders' Deficit

Common Stock, no par value; 15,000,000
shares authorized; 5,765,282 shares
issued and outstanding Class A redeemable preferred stock; no par value;2,000,000 shares authorized; no shares issued and outstanding; cumulative and convertible
Undesignated Preferred Stock; 2,000,000
shares authorized; no shares issued and
outstanding.

Deficit accumulated during the development stage               ($1,406,311.00)

Total Stockholders' Deficit                                      ($271,115.00)

Total liabilities and stockholders' deficit                       $131,737.00



                                  RISK FACTORS

The stock offered in this prospectus involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Investors in this offering should be able to bear the financial loss of their entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Biomoda, Inc. Investors should consult their legal, accounting and financial experts prior to investing in the securities offered by the company. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock. While the company has attempted to identify what it believes are the significant risk factors, the risks listed in this preliminary prospectus are not a complete list of all possible risks associated with investing in the securities.

RISKS RELATED TO INVESTMENT
---------------------------

1.  Investors Will Experience an Immediate and Substantial Dilution of Their
    ------------------------------------------------------------------------
Investment.
-----------

Purchasers in this offering will experience an immediate and substantial dilution of their investment. Investors who purchase shares will pay a price per share that substantially exceeds the value of Biomoda's assets after subtracting its liabilities. For more information on the dilution that investors will experience regarding their investment please look at the dilution section below.

2.  Because the Shares are Considered "Penny Stocks," Investors May Experience
    --------------------------------------------------------------------------
Difficulty in Selling the Shares on the Secondary Market.
---------------------------------------------------------

The term "penny stock" generally refers to low-priced (below $5), speculative securities of very small companies. All penny stocks trade in the OTC Bulletin Board or the Pink Sheets----but not on national exchanges, such as the New York Stock Exchange, or the Nasdaq Stock Market. All securities are considered penny stocks unless certain qualifying requirements are met. In the case of a corporation the requirements are that an issuer has:

    A. net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years; or
    B.         average revenue of at least $6,000,000 for the last three years.

Biomoda does not meet any of the qualifying requirements and as such, our shares are considered penny stocks.

Finding a broker or dealer that deals with penny stocks may be difficult due to the requirements that must be complied with by a broker or dealer who deals in penny stocks. A broker or a dealer dealing with penny stocks must:

    A. obtain from the investor information regarding the individual's financial situation, investment experience, and investment objectives;
    B. determine, based on that information, that transactions in penny stocks are suitable for the person and that the person has sufficient knowledge and experience that the person may be expected to be capable of evaluating the risk of transactions in penny stocks;
    C. deliver to the investor a written statement that explains how the broker or dealer made their determination, that states in a highlighted format that the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person, and that the broker or dealer is required to provide the investor with the written statement.

3.  Lack of Market for the Securities.
    ----------------------------------

There is currently no market in which a shareholder could readily sell any shares. The Company does not anticipate, and gives no assurances, that an active market will develop at any time or that any shareholder will be able to liquidate its shares without considerable delay. If a market does develop for the securities the Company does not represent that the market will be sustainable for any period of time nor that the market price could recoup an investor's investment or make any profit. Due to the low price of our stock, many brokerage firms may not be willing to deal in our stock. Even if a buyer finds a broker willing to effect a transaction in our common stock the combination of brokerage commissions, state transfer taxes if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of this stock as collateral for loans. Therefore, any shares purchased in this offering should be considered highly illiquid.

4.  The Entire Amount of Any Investment May be Lost Due to Operating Expenses.
    --------------------------------------------------------------------------

The Company cannot ensure that any investment in the Company will not be lost due to operating expenses, including those costs for keeping the Company an active reporting company with the Securities and Exchange Commission. Our viability could also be seriously affected by rising operating expenses such as: research and development; electricity; insurance and administrative costs, security, patent registration expenses, building repairs and maintenance, and regulatory compliance. If we cannot control operating costs or adequately cover them, and because there is no source of cash flow into the Company, the investor should consider that their entire investment could be lost.

5.  Our Stock Value Is Dependent On Our Ability To Generate Net Cash Flows.
    ----------------------------------------------------------------------

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows. If we cannot operate our company at a net profit, there will be no return on shareholder's equity, and this could well result in a loss of share value. No assurance can be given that we will be able to operate at a net profit now or in the future.

6.  No Underwriter is Being Used.
    -----------------------------

The Company is using its best efforts to market the Company and the shares of stock for sale. The Company is not using any underwriting firm, placement agent or any other person to market or sell the shares. There is no assurance that the Company can sell all or any of the securities. There may be less of a due diligence review performed by the Company in this offering than if the offering were being underwritten where an underwriting firm would perform a thorough due diligence review of the Company.

7.  No Restrictions on Officers, Directors, Employees or Other Individuals
    ----------------------------------------------------------------------
Buying Large Portions of the Securities.
----------------------------------------

There are no restrictions as to whether or not officers, directors, employees or beneficial share holders can purchase securities in the offering or the amounts they are able to purchase. As such, there is nothing prohibiting officers, directors, employees, or other individuals from purchasing a large volume of the shares to increase voting power, either alone or in a block with other individuals. No officers, directors or principal shareholders have any intention of purchasing shares in the offering.

8.  Management will Have Broad Powers Over the Use of the Proceeds.
    ---------------------------------------------------------------

Management will have the exclusive power on how the proceeds raised through this offering will be used. The Company currently has a plan for the proceeds of this offering, see "Use of Proceeds" section below. There is no guarantee that the proceeds will actually go to the proposed uses. Proceeds may be used to fund different projects or new projects that show more promise, in management's view, of being approved by the FDA or other regulatory agencies. Management shall be the sole decision maker on how proceeds of this offering shall be used by the Company.

9.  We May Receive Little or no Proceeds From This Offering.
    --------------------------------------------------------

Our Company may receive little or no proceeds from this offering. It is intended that the proceeds originally will be used to maintain the filing status with the Securities and Exchange Commission and with any state securities commissions if the shares are registered in any of the states or other jurisdictions which require registration of securities. The proceeds will then be applied as per the "Use of Proceeds" section below. A lack of proceeds will severely hinder our development and research, and will require us to scale back operations and seek funding through other avenues.

10. We Do Not Intend to Immediately Register With Any of the State or Other
    -----------------------------------------------------------------------
Jurisdictions, Which May Result in Future Registration Costs and Limited Markets
--------------------------------------------------------------------------------
for Resale.
-----------

The Company does not intend to immediately register the securities with any of the states or other jurisdictions that may require registration in order to be sold in said state or jurisdiction. This registration may need to be made at a future date and will vary in costs depending on the state or jurisdiction. In states or jurisdictions were such registration is required, investors may not be able to freely trade the shares in that state or jurisdiction.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state there must be a registration in place to cover the transaction or else it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our stock. Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

RISKS RELATED TO BIOMODA, INC.'S BUSINESS
-----------------------------------------

11. Biomedical Diagnostic and Therapeutic Industries Are Subject to Intense
    -----------------------------------------------------------------------
Competition.
------------

Biotech companies in general, and anti-cancer biopharmaceutical companies in particular, are stronger than they have ever been both in terms of products and finances. According to the investment bankers Stephens Inc., there were over 400 cancer drugs in human clinical trials in 2001. We are competing against companies with the financial and intellectual resources and expressed intent of performing rapid technological innovation and substantial scientific research. Our resources are limited and must be allocated to very focused objectives in order to succeed. This places us at a disadvantage relative to companies with larger portfolios of products and research projects.

Our competitors include diagnostic, biotechnology, pharmaceutical, chemical and radiochemical companies, academic institutions, governmental agencies, and other public and private research organizations. Some of the potential competitors that we consider primary are: Cell Genesys, Inc., Exact Sciences Corp., ImmunoGen, Inc., Xenogen, Inc., Isis Pharmaceuticals, Inc., Abbott Laboratories, Becton Dickenson, Ortho Diagnostics, BattellePharma and Seattle Genetics, Inc. These companies represent a wide array of diagnostic therapeutic products, technologies and approaches. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may significantly impede our business growth or survival. Some of these companies have more resources than we do and therefore have a greater opportunity to develop comparable products and bring those products to market more efficiently than the company.

12. Our Company's Research is Subject to Rapid Technological Change.
    ----------------------------------------------------------------

The area of biopharmaceutical research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to our Company may significantly advance the potential of our research while developments and advances in research methods outside of the methods we are using may severely hinder, or halt completely our development.

Biomoda is a small company in terms of employees, technical and research resources and capital. These factors could hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.

13. Our Products May not Generate Enough Cash Flow to Meet Expenses.
    ----------------------------------------------------------------

Biomedical and therapeutic diagnostic industry investments are inherently risky. The value of a biomedical and therapeutic diagnostic company's stock depends largely on the income generated by the products which the company owns. If our products do not generate enough cash flow to meet the company's operating expenses, such as debt service, capital expenditures, research and development, licensing payments, and legal and accounting fees, our ability to develop and expand our business and become profitable will be adversely affected.

14. Our Products Have No Assurance of Being Approved for Market.
    ------------------------------------------------------------

Before marketing any of our products, the Company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the Company. During each investigative study and prior to its completion, the results of the investigations will remain "blinded" to ensure the integrity of the study. The Company will not know the results of any study, favorable or unfavorable to the Company, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed. The sale price of the product may not be enough to recoup the amount of our investment in conducting the investigative studies.

The Company's research focuses primarily on what are known as Porphyrins, which are compounds related to blood, such as heme in hemoglobin, and having biological activity. Porphyrins have been known for many years to have a significant affinity for malignant cancer cells, and have been demonstrated to be useful as diagnostic markers. Tumor cells that have taken up porphyrin fluoresce when illuminated with ultraviolet light.

The Company has licensed patents for certain product applications of porphyrin technology. Porphyrins are a class of organic chemicals that have defined basic ring structure, 20 carbons and 4 nitrogens, at the center. This tetrapyrrole nucleus ring structure can be modified in different ways. A particular modification of that nucleus is called Tetrakis Carboxy Phenyl Porphine ("TCPP"). TCPP is a porhyrin with unique properties. TCPP has an affinity to bind molecularly with cancer cells. This allows the cancer cells to be identified because TCPP will fluoresce or glow under certain light conditions. Porphyrin technology includes the know-how to synthesize and use TCPP to detect and/or classify abnormal cells. The fact that our patents state that this compound has an affinity to bind with metabolically active cells and fluoresces to identify these cells, and that the compound has a metal binder for targeting these abnormal cells for treatment, and that certain limited data have indicated that the technology performs as stated in the patents, should not be construed as indicating that all issues have been resolved in the development of the products or that the results of such evaluations have indicated that no imperfections exist. Accordingly, the fact that the Company is planning to conduct clinical investigations of a product does not provide any assurances as to the final successful development of that product. Because there are significant unmet medical needs in many types of cancers, many cancer related drugs and technologies in development are eligible for Orphan Drug and Fast-Track status. It is possible to defer large-scale randomized trials and receive conditional approval from the FDA, followed by full approval after large randomized trials.

Our initial products are in-vitro, which means performed outside of the body, and diagnostic in nature and we anticipate that we will be eligible for fast track status because our initial product does not have the risks inherent in drugs and therapies introduced into the body. Before applying for the FDA approval process, we must complete clinical trials that yield positive, verifiable and reproducible data related to specificity. Specificity relates to minimizing and eliminating false positives and false negatives on test results.

Under other circumstances, although a product may have been exempted by statute from the pre-market notification process, the FDA and other agencies reserve the right to impose additional requirements and substantiation after such an exempt product has been marketed. To date, the Company has not yet sought required FDA or other regulatory agency approvals for the marketing of any products, and will not do so until the completion of necessary clinical investigations. There can be no assurance that any such approval will be granted. Similar filings and governmental approvals will be required in most major foreign countries before the Company's products can be marketed in such countries, including China, where the Company has signed a letter of intent to form a joint venture to develop and market lung cancer diagnostic and therapeutic products and is actively pursuing other opportunities and relationships.

15. Medical Research is Subject to a Myriad of Regulatory and Legislative
    ---------------------------------------------------------------------
Compliance Matters Which May Negatively Affect Our Ability to Conduct Research
------------------------------------------------------------------------------
and Develop Products.
---------------------

Costs in complying with regulatory and legislative matters such as the Clinical Laboratory Improvement Amendment of 1988 (CLIA), which regulates the quality and reliability of medical testing in the U.S., adverse changes in zoning laws, tax laws, or other laws affecting the medical and diagnostic industry may prove to be a major obstacle, both in respect of time and costs, in our research and development.

The timing of regulatory filings and approvals, if any, for the Company's products are made less certain by the Company's strategy of seeking one or more collaborative arrangements with development and marketing partners, which may require that a collaborative partner be responsible for seeking and obtaining regulatory approvals either in foreign countries or in the U.S. The Company intends to market its products throughout the world. There are numerous regulatory agencies that regulate the sale of diagnostic and therapeutic products, and these agencies may be affected or influenced by criteria materially different than those of the FDA. The sale of the Company's products may be materially affected by the policies of these regulatory agencies or the domestic politics of the countries involved. The Company has not applied for and does not now have the approval of any foreign country to sell its products for diagnostic or therapeutic use.

16. We Are Dependent On Key Personnel and Have No Employment Agreements or
    ----------------------------------------------------------------------
Full-Time Employees.
--------------------

We are dependent on the services of John J. Cousins, Leslie S. Robins, Jeffrey
L. Garwin and Ari Ma'ayan, our president and directors. We do not have employment agreements with them, and losing their services would likely have an adverse effect on our ability to conduct business. We expect to use consultants, local managers, attorneys and accountants as necessary. It may be difficult to find the proper individuals with the required background and skills to fill these necessary positions.

17. We May Need New Funding, Which May Not Be Available, In Order to Fully
    ----------------------------------------------------------------------
Execute Our Business Plan.
--------------------------

Our business plan-to diagnose and treat human diseases-will depend on our ability to raise more money. This filing relates to raising capital for the initial phase of commercialization, the creation of diagnostic kits. The second phase-therapeutic products and treatments-may require additional funds. Our current cash position is $352. After we receive funding and continue our product development program, we anticipate that the monthly amount of cash we will be using will be between $80,000 and $90,000. It is anticipated that the funding for the second phase of products will be provided through any earnings we may accumulate, but there may be a need to raise additional funds. Management and shareholders have not committed to provide additional funding for the second phase. Also, at this time we have not investigated sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we cannot obtain new funding, our operations could be severely limited.

18. Environmental Liability Could Have an Adverse Impact.
    -----------------------------------------------------

We do not know of any environmental liability affecting our Company that would have a materially adverse effect on our business. However, various federal, state and local environmental laws make our Company liable for the costs of removal or remediation of certain hazardous or toxic substances. These laws often impose environmental liability regardless of whether the owner was responsible for-or knew of-the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent a property or to borrow using the property as collateral. No assurance can be given that the environmental assessments of our property revealed all environmental liabilities, or that a material, adverse environmental condition does not exist on our property.

19. We May Face an Uninsured Loss.
    ------------------------------

Employees of the Company dealing with human blood and tissue specimens may be exposed to risks of infection from HIV, hepatitis, tuberculosis, and other blood and specimen-borne diseases if appropriate laboratory practices are not followed. Although no infections of this type have been reported in the Company's history, there can be no assurance that such infections will not occur in the future and result in liability to the Company.

The testing, marketing, manufacturing, distribution, and sale of health care products could expose the Company to the risk of product liability claims. A product liability claim could have a material adverse effect on the business or financial condition of the Company. The Company does not currently maintain product liability insurance coverage. The Company intends to evaluate, depending on the circumstances that exist at the time, whether to obtain any product liability insurance coverage prior to the time that the Company engages in any marketing of its products. Even if the Company should elect to attempt to obtain such coverage in the future, there can be no assurance that product liability insurance will be available to the Company in the future on acceptable terms, if at all, or that such insurance will be sufficient to protect the Company against claims. Therefore, any uninsured loss could adversely affect our financial condition and results of operation.

20. Lack of Operating History.
    --------------------------

While the Company has been in existence since 1990 the Company does not have a history of operations. Since there is a lack of an operating history by the Company the Company is unable to provide any detailed information to the prospective investor as to the past operations of the Company. Further, the investor will be unable to estimate the ability of the management to operate the Company.

21. The Company Does not Intend to Pay Dividends.
    ---------------------------------------------

The Company does not intend to pay dividends on the shares in the future. Any income which might come into the Company will be used for the payment of any operating expenses for the Company including maintaining the reporting status of the Company.


                                 USE OF PROCEEDS

The Company will use the proceeds from this offering in the following manner, and in the following order of priority:

 |-----------|-------------------------------------------------|--------------|
 | Priority  |  Use of Proceeds                                |   Est'd Cost |
 |-----------|-------------------------------------------------|--------------|
 |    1      |  Costs of offering                              |  $208,673.00 |
 |-----------|-------------------------------------------------|--------------|
 |    2      |  Development and optimizing of staining         |  $145,000.00 |
 |           |  protocols and sputum preparation techniques    |              |
 |           |  for TCPP Staining in comparison to             |              |
 |           |  "classical" sputum staining.                   |              |
 |-----------|-------------------------------------------------|--------------|
 |    3      |  Conduct specificity/sensitivity study on       |  $100,000.00 |
 |           |  statistically significant number of Registry   |              |
 |           |  sputum samples with known patient history.     |              |
 |-----------|-------------------------------------------------|--------------|

 |-----------|-------------------------------------------------|--------------|
 |    4      |  Regulatory affairs. Initiate discussions       |   $50,000.00 |
 |           |  with FDA on clinical development               |              |
 |           |  Requirements for in vitro diagnostic           |              |
 |           |  products and in vivo therapeutic products.     |              |
 |           |  Discuss orphan drug designation.               |              |
 |-----------|-------------------------------------------------|--------------|
 |    5      |  Staff and equip Biomoda Inc., laboratory       |  $325,000.00 |
 |           |  for product development for large  volume      |              |
 |           |  markets, including development of standard     |              |
 |           |  reference materials.                           |              |
 |-----------|-------------------------------------------------|--------------|
 |    6      |  Conduct prospective, single site pilot study   |  $350,000.00 |
 |           |  of sputum diagnosis using TCPP for             |              |
 |           |  significant number of patients with lung       |              |
 |           |  disease, at high risk for having lung cancer.  |              |
 |-----------|-------------------------------------------------|--------------|
 |    7      |  Conduct statistically valid, multi-site        |  $400,000.00 |
 |           |  pivotal study using TCPP for diagnosis of      |              |
 |           |  lung cancer from sputum samples for            |              |
 |           |  submission to FDA as required.                 |              |
 |-----------|-------------------------------------------------|--------------|
 |    8      |  Initiate adaptation of automated technology    |  $250,000.00 |
 |           |  to TCPP staining of sputum  samples to better  |              |
 |           |  serve high volume diagnostic market.           |              |
 |-----------|-------------------------------------------------|--------------|

The Company hopes to sell all of the securities in this offering. However, if the Company does not sell all of the securities, the Company will apply the funds raised by this offering in the above shown priorities. First, the Company will pay off the costs of this offering. Next, the Company will develop the protocols and techniques necessary for proper analysis and diagnosis of sputum. Studies will then be conducted on a statistically significant number of Registered sputum samples with a known history. Discussions will be entered into with the FDA on the requirements for in vitro diagnostic products and in vivo therapeutic products, with various options being pursued to accelerate the FDA assent process. Biomoda Inc., will also need to be staffed and equipped for the development of diagnostic products and development of reference materials for diagnosis to be used in large volume markets. Research will be necessary for the development of a method for diagnosing lung cancer. This will be conducted at a single site, with a control group known to have lung disease and at a high risk for having lung cancer. This research will then be expanded to include multi-site testing for submission to the FDA as required. Diagnostic methodology will then be automated, to better serve a high volume diagnostic market.

                         DETERMINATION OF OFFERING PRICE

This is the initial public offering of the Company's common stock, and before this offering there was no public trading market in the Company's stock. As a result, the initial public offering price for the 5,000,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, and the general condition of the securities market. The offering price is not an indication of and is not based on the actual value of the Company and bears no relation to the book value, assets, or earnings of the Company. The offering price should not be regarded as an indicator of the future price of the stock.


                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities, $402,852.00, from total tangible assets, $4,580.00, and then dividing that amount by the total number shares of common stock outstanding. The net tangible book value does not include any of the Company's non-physical assets such as the Company's patents.

As of December 31, 2002, the net tangible book value of the shares of common stock was ($398,272.00), or approximately ($0.07) per share, based on 5,765,282 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold at the six dollar ($6.00) per share offering price, the net tangible book value of the 10,765,282 shares to be outstanding will be $29,601,728, or approximately $2.75 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $2.82 per share without any additional investment on their part. The investor will incur an immediate dilution from $6.00 per share to $2.75 per share, which is $3.25 per share.

Upon completion of this offering, if 75% of the offered shares are sold at the six dollar ($6.00) per share offering price, the net tangible book value of the 9,515,282 shares to be outstanding will be $22,101,728, or approximately $2.32 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $2.39 per share without any additional investment on their part. The investor will incur an immediate dilution from $6.00 per share to $2.32 per share, which is $3.68 per share.

Upon completion of this offering, if 50% of the offered shares are sold at the six dollar ($6.00) per share offering price, the net tangible book value of the 8,265,282 shares to be outstanding will be $14,601,728, or approximately $1.77 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.84 per share without any additional investment on their part. The investor will incur an immediate dilution from $6.00 per share to $1.77 per share, which is $4.23 per share.

Upon completion of this offering, if 25% of the offered shares are sold at the six dollar ($6.00) per share offering price, the net tangible book value of the 7,015,282 shares to be outstanding will be $7,101,728, or approximately $1.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.08 per share without any additional investment on their part. The investor will incur an immediate dilution from $6.00 per share to $1.01 per share, which is $4.99 per share.

After completion of this offering, if 5,000,000 shares are sold, which is 100% of the offering, the new investors will own approximately 46% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000,000.00, or $6.00 per share. Our current stockholders will own approximately 54% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,135,196, or approximately $0.20 per share.

After completion of this offering, if 3,750,000 shares are sold, which is 75% of the offering, the new investors will own approximately 39% of the total number of shares then outstanding, for which they will have made a cash investment of $22,500,000, or $6.00 per share. Our current stockholders will own approximately 61% of the total number of shares then outstanding.

After completion of this offering, if 2,500,000 shares are sold, which is 50% of the offering, the new investors will own approximately 30% of the total number of shares then outstanding, for which they will have made a cash investment of $15,000,000.00, or $6.00 per share. Our current stockholders will own approximately 70% of the total number of shares then outstanding.

After completion of this offering, if 1,250,000 shares are sold, which is 25% of the offering, the new investors will own approximately 18% of the total number of shares then outstanding, for which they will have made a cash investment of $7,500,000.00, or $6.00 per share. Our current stockholders will own approximately 82% of the total number of shares then outstanding.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share ..................................................$0.20
Net tangible book value per share before offering................($0.07)
Capital contributions........................................$1,135,196
Number of shares outstanding before the offering..............5,765,282
Percentage of ownership prior to offering..........................100%

PURCHASERS OF SHARES IN THIS OFFERING IF 100% OF SHARES SOLD

Price per share...................................................$6.00
Net tangible book value per share after offering..................$2.75
Capital contributions from offering.........................$30,000,000
Number of shares after offering held by public investors......5,000,000
Number of shares outstanding after offering..................10,765,282
Percentage of ownership after offering..............................46%
Percentage of ownership by existing shareholders after offering.....54%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share...................................................$6.00
Net tangible book value per share after offering.................$ 2.32
Capital contributions from offering.........................$22,500,000
Number of shares after offering held by public investors......3,750,000
Number of shares outstanding after offering...................9,515,282
Percentage of ownership after offering..............................39%
Percentage of ownership by existing shareholders after offering.....61%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share...................................................$6.00
Net tangible book value per share after offering..................$1.77
Capital contributions from offering.........................$15,000,000
Number of shares after offering held by public investors......2,500,000
Number of shares outstanding after offering...................8,265,282
Percentage of ownership after offering..............................30%
Percentage of ownership by existing shareholders after offering.....70%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share...................................................$6.00
Net tangible book value per share after offering..................$1.01
Capital contributions from offering..........................$7,500,000
Number of shares after offering held by public investors......1,250,000
Number of shares outstanding after offering...................7,015,282
Percentage of ownership after offering..............................18%
Percentage of ownership by existing shareholders after offering.....82%


                            SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

                              PLAN OF DISTRIBUTION


We plan to offer and sell a maximum of 5,000,000 shares of Biomoda, Inc. common stock to the public at a purchase price of Six Dollars ($6.00) per share. The offering will terminate the earlier of two years from the date of registration, or upon the sale of the 5,000,000th share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our director, John J. Cousins, without an underwriter, and without any selling agents. The offering will be made on a continuous basis. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $30,000,000.00 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person, finder, underwriter, dealer or firm in connection with solicitation of sales of the shares. If the subscription is rejected, the funds will be immediately returned, without interest, by the escrow agent to the investor.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the company for the uses set forth in the Use of Proceeds section of this prospectus. The funds will be placed in an escrow or trust account during the offering period. Upon acceptance of the subscription the funds will be immediately available to the Company, and no money will be returned to the investor once we accept the subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through John J. Cousins, one of our directors. Mr. Cousins will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them the company's common stock. Mr. Cousins will receive no commission from the sale of any shares. Mr. Cousins will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

   1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

   2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

   3. The person is not, at the time of their participation, an associated person of a broker-dealer; and,

   4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs
               (a)(4)(i) or (a)(4)(iii).

Mr. Cousins is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Cousins is and will continue to be one of the company's directors at the end of the offering. He has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Cousins has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Cousins intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

PROCEDURES FOR SUBSCRIBING: If you decide to subscribe for any shares in this offering, you must:

   1.          execute and deliver to us a subscription agreement; and

   2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "BIOMODA ESCROW ACCOUNT."

RIGHT TO REJECT SUBSCRIPTIONS: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934, which replaced Rule 10b-6, may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.


                                LEGAL PROCEEDINGS


The Company may on occasion be a party to litigation involving claims by or against the Company arising in the ordinary course of business. The officers and directors know of no legal proceedings pending or contemplated by any person, entity or governmental authority which would have a material adverse effect on the Company. The only legal actions ever brought against the Company since its founding in 1991 were received in July, 2002 and May, 2003 from a former employee claiming compensation of $76,169.67 plus fees. A majority of this claim is provided for in the Company's Schedule of Current Liabilities as of March 31, 2003. The Company, one of five parties named, has filed a categorical denial of any liability, a motion to dismiss both actions and a multi-count counterclaim aggregating $1,796,330.33 against the former employee.




           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of the Company as of the date of this prospectus:

     Name          Age   Position
     ----          ---   --------

John J Cousins      46   President, Treasurer, Chief Financial Officer,
                         Controller, Director since April 10, 2002.

Leslie S. Robins    64   Vice President and Secretary since April 10, 2002,
                         Director since April 30, 1999.

Jeffrey L. Garwin   53   Director since May 23, 1993.

Ari Ma'ayan         58   Director since February 23, 1990.

Lewis White         48   Control Person Owning 16.41% of the Company.


JOHN J. COUSINS, President, Director and Controller. Mr. Cousins began his business career as a design engineer for Ampex Corporation, a manufacturer of broadcast and computer equipment, and the American Broadcasting Company. After receiving his MBA from the Wharton School in 1990 he was vice president of Cimmaron Business Development Corporation, a southwest regional merchant and investment banking operation. In 1996, Mr. Cousins became president of Terra Firm, a business consulting firm. From 1999 up to the present he has been vice president, financial officer, and treasurer, and is currently acting as Vice President, Finance, of Advanced Optics Electronics, Inc., a developmental stage technology company with a primary focus on the development, production and sales of large-scale flat panel displays. Advanced Optics Electronics, Inc., is a publicly traded company on the NASDAQ OTC Bulletin Board. He holds undergraduate degrees from Boston University and the Lowell Institute School at MIT.

LESLIE S. ROBINS, Vice President and Director. Mr. Robins is the Secretary and a Director of the Company. From November 1989 to December 1992, Mr. Robins was Managing Partner of Coronado Group, performing analyses of small technology companies, and from May 1986 to June 1989, he was Executive Vice President of Triton Productions Inc., a motion picture film development company. From September 1978 to October 1987, Mr. Robins was Managing Partner of Longview Management; serving as investment managers for individuals in the entertainment industry. Since 1996, he has been Executive Vice President and a Director of Advanced Optics Electronics, Inc., a developmental stage technology company with a primary focus on the development, production and sales of large-scale flat panel displays. Advanced Optics Electronics, Inc., is a publicly traded company on the NASDAQ OTC Bulletin Board. Mr. Robins has a B.S. from the University of Miami and attended Harvard Business School.

JEFFREY L. GARWIN, M.D., Ph.D., Director. Dr. Garwin has been with Biomoda, Inc., since 1993 as director. Mr. Garwin is currently the president, a position he has held since October 1998, of UltraTouch Corporation (Oct 1998), a medical device company developing technology to screen for breast tumors. Dr. Garwin was vice president of medical and quality assurance for Eggland's Best, a food products company, from 1990-1994. His previous experience also includes positions as director of science and technology for R.G. Vanderweil Engineers, working on biotechnology process engineering, assistant director of clinical research at McNeil Consumer Products Company, a major pharmaceutical company in the Johnson & Johnson family of companies, performing clinical studies on Imodium and other gastrointestinal products, and a staff scientist and project leader at Biogen. Biogen is one of the first biotechnology companies, and Dr. Garwin contributed to project teams in protein chemistry and microbiology. Dr. Garwin is listed in the premier edition of Who's Who in Science and Engineering as well as in American Men and Women of Science. He is an inventor of four independent U.S. biomedical patents, and is a widely published biomedical author. Dr. Garwin is the inventor of one patent application assigned to Biomoda Inc. Dr. Garwin holds a Ph.D. in biochemistry and an M.D., both from Yale University.

ARI MA'AYAN, Director. Mr. Ma'ayan has been with Biomoda, Inc. since 1990 as a director. He was President from January 1990 until December 2001. Mr. Ma'ayan has served as Vice President for RhoMed, Inc. (1/88- 1/90), biotech company specializing in radio labeling of monoclonal antibodies, ChemBioMed, Inc. (12/85-1/88), a R&D company creating synthetic oligosaccharides, and President of American BioDesign, Inc.(10/83-12/85), a biotech consulting company specializing in R&D scale-up and production of biologics and recombinant organisms. He held senior staff positions at Biogen, Inc., a contract pilot production facility, and Genzyme Corp., an R&D biochemical facility. Mr. Ma'ayan's academic experience includes a research and development assignment with the Hebrew University School of Medicine where from 1973 to 1980 he participated in the creation of a biotechnology facility related to fermentation. He received a $500,000 grant from the Canadian National Research in 1986 for cell culture research and served on a "Distinguished Scientists Advisory panel" working with the Division of Biological Sciences. He also received a Phase I SBIR from the National Institute for Health in 1989 for developing a diagnostic.

LEWIS WHITE, Control Person Owning 16.41% of the Company. Mr. White is a member of the Board of Directors of Standard Alcohol Company of America. He is also an advisor to the management of Standard Alcohol Company of America. Standard Alcohol Company of America is a gas to liquids technology company. Mr. White is also an active investor in four other technology oriented start-up companies, each displaying a market ready product. His credentials are in real estate development for the past twenty years.

No other person is expected to make a significant contribution to the Company who is not identified in this prospectus as an executive officer or director of the Company.

There are no family relationships that exist among the directors, officers, or other persons nominated to become such.

All executive officers are appointed by the board and hold office until the board appoints their successors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the ownership of the Company's common stock as of March 31, 2003, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of May 27, 2003, there were 5,765,282 shares of common stock issued and outstanding.




|-----------------|---------------------------|------------|---------------|-----------------|-----------|
|                 |                           | Nature of  |   Amount of   |  Amount Paid    |  Percent  |
| Title of Class  |     Name and Address      | Ownership  |   Ownership   |                 |  of class |
|-----------------|---------------------------|------------|---------------|-----------------|-----------|
| Common Stock    |     Jeffrey Garwin        |  Direct    |     850,000   |      $1,100.00  |   14.74%  |
| (no par value)  | 8301 Washington NE, Ste 5 |            |               |                 |           |
|                 | Albuquerque, New Mexico,  |            |               |                 |           |
|                 |         87113             |            |               |                 |           |
|-----------------|---------------------------|------------|---------------|-----------------|-----------|
| Common Stock    |    Advanced Optics (1)    |  Direct    |   1,072,285   |    $354,915.00  |   18.6%   |
| (no par value)  | 8301 Washington NE, Ste 5 |            |               |                 |           |
|                 | Albuquerque, New Mexico,  |            |               |                 |           |
|                 |         87113             |            |               |                 |           |
|-----------------|---------------------------|------------|---------------|-----------------|-----------|
| Common Stock    |     Irving Weiman         |  Direct    |     850,000   |      $100.00    |   14.74%  |
| no par value)   | 8301 Washington NE, Ste 5 |            |               |                 |           |
|                 | Albuquerque, New Mexico,  |            |               |                 |           |
|                 |         87113             |            |               |                 |           |
|-----------------|---------------------------|------------|---------------|-----------------|-----------|
| Common Stock    |      Lewis White          |  Direct    |     946,000   |    $246,508.00  |   16.41%  |
|    (no par      | 8301 Washington NE, Ste 5 |            |               |                 |           |
|    value)       | Albuquerque, New Mexico,  |            |               |                 |           |
|                 |         87113             |            |               |                 |           |
|-----------------|---------------------------|------------|---------------|-----------------|-----------|
| Common Stock    |All Directors and Executive|  Direct    |     850,000   |      $1,100.00  |   14.74%  |
|    (no par      |  Officers as a group      |            |               |                 |           |        |
|    value)       |                           |            |               |                 |           |
|                 |                           |            |               |                 |           |
|-----------------|---------------------------|------------|---------------|-----------------|-----------|

(1) Advanced Optics is a public company in which no single person beneficially owns more than five percent of the Company's common stock. Therefore, there is no controlling person or persons. As such, voting and investment power of Advanced Optics resides in their board of directors, who currently consist of Leslie Robins (who is also Vice President and a director of Biomoda), Michael Pete and Richard Josephberg.

     There are no agreements, contracts or arrangements that the Company is part of or knows about that would result in a change of control of the Company.

     * The persons listed in the above table as having the right to purchase the company's shares through options, have the right to exercise the option to purchase the listed number of shares at a strike option price and within the time set out in the table below.

|---------|------------------|-------------|-------------|--------|------------|
|  Date   |      Name        |   Options   | Percent     |  Price | Expiration |
|         |                  | Outstanding | of Options  |        |            |
|         |                  |             | Outstanding |        |            |
|---------|------------------|-------------|-------------|--------|------------|
| 2/15/01 | James Bjornson   |     30,000  |     1.14%   | $0.500 |  1/31/04   |
|---------|------------------|-------------|-------------|--------|------------|
| 2/15/01 | Robert Anderson  |     30,000  |     1.14%   | $0.500 |  1/31/04   |
|---------|------------------|-------------|-------------|--------|------------|
| 1/15/99 | Dr. Jeff Garwin  |     50,000  |     1.91%   | $0.500 |  5/31/09   |
|---------|------------------|-------------|-------------|--------|------------|
| 5/28/99 | Gregory Stuk     |     50,000  |     1.91%   | $0.500 |  3/31/05   |
|---------|------------------|-------------|-------------|--------|------------|
| 1/15/99 | Ari Ma'ayan      |    150,000  |     5.70%   | $0.500 |  4/30/09   |
|---------|------------------|-------------|-------------|--------|------------|
| 3/17/00 | Ari Ma'ayan      |    430,000  |    16.34%   | $0.150 |  3/16/10   |
|---------|------------------|-------------|-------------|--------|------------|
| 5/1/02  | John Cousins     |    490,000  |    18.63%   | $0.150 |   5/1/07   |
|---------|------------------|-------------|-------------|--------|------------|
| 5/1/02  | Leslie Robins    |    490,000  |    18.63%   | $0.150 |   5/1/07   |
|---------|------------------|-------------|-------------|--------|------------|
| 3/17/00 | Dr. Jeff Garwin  |    850,000  |    32.32%   | $0.150 |  3/16/10   |
|---------|------------------|-------------|-------------|--------|------------|
| 2/1/01  | Susan Blumenthal |     30,000  |     1.14%   |  $0.50 |  1/31/04   |
|---------|------------------|-------------|-------------|--------|------------|
| 2/1/01  | Margaret Hodge   |     30,000  |     1.14%   |  $0.50 |  1/31/04   |
|---------|------------------|-------------|-------------|--------|------------|
|         |                  |  2,630,000  |   100.00%   |        |            |
|---------|------------------|-------------|-------------|--------|------------|


                            DESCRIPTION OF SECURITIES

GENERAL

The Company's authorized capital stock consists of 15,000,000 shares of common stock, of which 5,765,282 are issued and outstanding as of March 31, 2003. The Company's bylaws also authorize the issuance of 4,000,000 shares of Preferred Stock. There are no shares of Preferred Stock that are issued and outstanding. The share holders do not possess cumulative voting rights. There are no other material rights afforded by the shares of stock which have been authorized by the company.



SHARES OF COMMON STOCK

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with the Company's common stock, except those generally provided under state law.

The Company has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

SHARES OF PREFERRED STOCK

The bylaws of Biomoda, Inc., authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 4,000,000 shares of which no shares have been issued. The Preferred Stock may be issued by resolution of the company's Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. Currently there is no designation fixing their rights, powers, preferences, qualifications, limitations and restrictions for any class of Preferred Stock. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

There is no provision in the Company's Articles of Incorporation or By-laws, or any amendments to the Articles or By-laws, which would delay defer, or prevent a change in control of the Company.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

   The Company was formed on January 3, 1990, as a New Mexico Corporation.

                             DESCRIPTION OF BUSINESS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES, INCLUDING TRENDS IN THE BIOMEDICAL FIELD, AND PROJECTED FUTURE PROSPECTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE "RISK FACTORS" SECTION THAT BEGINS ON PAGE 8.

GENERAL
The Company was formed under New Mexico law on January 3, 1990. The Company is a New Mexico based development stage company commercializing products to diagnose and treat human disease. The Company plans to focus on economically large markets where we feel our proprietary, patented technology, if successfully developed, would be able to significantly reduce overall costs in the healthcare system. We believe that the first products we develop, if developed properly, will aid and possibly improve early diagnosis of lung cancer.

According to the American Cancer Society (ACS), cancer is the second-leading cause of death in America, after cardiovascular diseases. In 2002 approximately 1,285,100 Americans will be diagnosed with cancer, and more than 555,500 died from it in 2001. In fact, one out of every four deaths was caused by cancer. Among the general population, there were about 8 million people with incidences of cancer. In the past three decades, the greatest strides were made in controlling childhood cancers; however, 8,000 American children will be diagnosed with cancer each year. Among children between the ages of 1 to 14 years, cancer remains the leading cause of death.

According to the National Institutes of Health (NIH), annual costs related to cancer in the U.S. totaled $157 billion in 2001. Fifty-six billion dollars of that total were attributed to direct medical costs, i.e., the total of all healthcare expenditures, $16 billion to indirect morbidity costs, i.e. costs of lost productivity due to illness, and $85 billion to indirect mortality costs, i.e. costs of lost productivity due to premature death. These costs, however, do not include the psychological and emotional damage cancer imposes on patients and their families.

Due to differences in regulation of diagnostics in Asia, Biomoda may be able to begin marketing earlier in some Asian countries, generating revenue 6 to 12 months sooner than in the U.S. It is anticipated that the mechanisms for generating these revenues will be through licensing agreements and/or joint ventures with international partners.

COMPANY'S PRODUCTS AND SERVICES.
Biomoda's products are based on commercializing its core patent protected technology relating to a compound called Tetrakis Carboxy Phenyl Porphine ("TCPP"). TCPP has unique properties that have an affinity to bind molecularly with cancer cells. The scientific research supporting this can be found in patent number 5,162,231. This allows the cancer cells to be identified because TCPP will fluoresce or glow under certain light conditions. The TCPP molecule also has a metal binder where radioactive copper can be attached for therapeutic applications. The scientific research supporting this can be found in patent number 5,391,571. The first products to be developed will be reagents for diagnosing cancer in tissue specimens, as performed in a cytopathology lab. The second generation of products will be separate formulations for imaging and treating human lung cancer. Biomoda's immediate product objectives for the U.S. market include a lung cancer in vitro diagnostic product using TCPP, a lung cancer in vivo diagnostic product, and a lung cancer therapeutic product.

There are presently no tests that are recognized as effective for early detection of lung cancer, and the present chemotherapeutic and radiotherapeutic treatments for lung cancer do not use porphyrin derivatives. For early diagnosis of lung cancer, the Company's success will depend on developing a new market in response to the Company's products. For diagnosing cervical cancer in vitro and for the use of radioactive porphyrin for diagnosing and treating lung cancer in vivo, the Company's success will depend both on capturing customers in existing markets and on developing new markets in response to the Company's products.

To date the Company has not manufactured, distributed, or marketed any products. The Company plans to use contract manufacturing facilities to produce the initial commercial quantities of its products. This approach will benefit the Company by not incurring fixed costs relating to manufacturing equipment and facilities and allow the Company to allocate its resources to develop its marketing infrastructure. There can be no assurance, however, that manufacturing or quality control problems will not arise as the Company increases production of its products, or as additional contract manufacturing facilities are required in the future.

PRODUCT ADVANTAGES
The use of porphyrins, specifically TCPP, for diagnosis and subsequent treatment of cancer may have a number of very real advantages over competing technologies that are currently being used or that are in development. Some of the advantages depend on porphyrin biology, while some are strictly economic. Chemically, TCPP has a metal binder that makes it beneficial for various therapeutic uses.
One biological advantage is the proven specificity of TCPP for malignant tissue as well as for sites of inflammation. Although porphyrins have been known for decades to have an affinity for cancer cells, the specificity of TCPP is unique, and patented. Biomoda is aware of no other companies using porphyrins to diagnose cancer. The company is not aware of any other company that is focusing on lung cancer treatment with targeted radioactivity or cellular toxins.

Another biological advantage of TCPP is its small size, which is less than 860 molecular weight. Since it is so small and so closely related to naturally occurring porphyrins, such as heme in hemoglobin, it is extremely unlikely to be immunogenic. This is in distinct contrast to monoclonal or even "single chain" antibodies, with molecular weights from 45,000 to over 150,000. It is generally accepted that foreign proteins greater than 10,000 molecular weight are likely to be immunogenic, and therefore likely to cause significant side effects if administered repeatedly or in high doses. TCPP's small size also may facilitate diffusion out of blood vessels to bind specifically to cancer cells, and should be a distinct advantage for aerosol administration.

Since TCPP is not a protein and is of low molecular weight, it should be easier to formulate as a radiopharmaceutical than its protein competitors. Since each molecule is smaller, an equivalent number of molecules represents proportionately less mass than antibodies.

The porphyrin nucleus can be manufactured inexpensively by bacterial fermentation, analogous to the fermentation used to produce antibiotics, and TCPP can be synthesized less expensively in a strictly chemical process. By contrast, proteins are 10-100 fold more expensive to produce, on a weight basis, and because of the difference in molecular weight the mass of protein required per dose is likely to be at least 30-fold higher. Porphyrin chemistry is fairly well understood, and the porphyrin nucleus is amenable to modification. It is possible that Biomoda will develop porphyrins with affinities for different cell types, or else use TCPP to carry other "killer ligands" or imaging agents to tumor cells.
Although the biology of porphyrin uptake is not completely understood, many tumor cells express a high affinity (10nM) receptor for heme, which is a porphyrin and a component of hemoglobin in blood. This may be part of the specificity that TCPP exhibits for cancer cells. There are very few antigen-antibody or receptor-ligand interactions that are of equally high affinity. There are a variety of syndromes associated with disorders of porphyrin metabolism. These syndromes may give clues to other diseases that may be amenable to diagnosis or treatment with TCPP or other modified porphyrins.

Porphyrins as a class are relatively stable biologically, particularly when compared to peptides or even many antibodies.

For treatment of lung cancer by derivatives of TCPP, there is a powerful rationale for expecting efficacy: if the cancer cells take up the TCPP in a sputum sample, they should take up Cu-TCPP, radioactive copper attached to TCPP, in vivo. This makes effective TCPP radiotherapy much more likely than for externally beamed radiation or the case of treatment by a different modality than used for diagnosis. Finally, if a surgical approach is taken, Cu- TCPP administered prior to surgery could help a surgeon with a hand-held radiation detector identify and excise all of the tumor mass. Use of Cu-TCPP might also be indicated diagnostically, to provide a radiographic view of whether the tumor is diffuse, or isolated and solid. The information provided might well determine the approach to therapy. At present, no other modality can be used both for diagnosis and treatment.


PRESENT PRODUCT STATUS.

We currently license three patents from the University of California. The license to use these patents is exclusive and our license expires on December 3, 2019, which is when the last of our licensed patents expires.
On November 10, 1992, the Company licensed a patent (patent number
5,162,231) for the detection of cancers of the lung. The patent expires on November 10, 2009. A second patent (patent number 5,391,547), dealing with treatment of cancers of the lung, was licensed on February 21, 1995, and the patent expires on February 21, 2012. The third licensed patent (patent number 6,490,330) for the production of high specific activity Copper 67, was licensed by the Company on December 3, 2002, and the patent expires on December 3, 2019. We have applied for the first patent in the Company's name (patent application 09/989,092), which deals with detecting pre-cancerous conditions in human tissue. The application is currently pending.

We also currently have patents in six other countries: Australia (670743), Brazil (PI 9106563-1), Canada (2085464), Japan (3,047,468), Korea (171393) and
Russia (2114430). The patents in these countries protect our rights under U.S. patents 5,162,231 and 5,391,547. These foreign patents all expire on June 17, 2011. We also have received a patent (EPO 533845 B1) from the European Patent Office to protect our rights under U.S. patents 5,162,231 and 5,391,547. The patent issued by the European Patent Office covers the following countries:
Austria, Belgium, Germany, Denmark, France, Great Britain, Italy, Netherlands and Sweden. The costs of preparation, filing and prosecution as well as the maintenance of all resulting patents are the responsibility of the company and are covered under the License Agreement.

The License agreement with the University of California spells out certain rights, obligations, and fees payable. The following is a summary of the important terms and conditions of the license agreement.

Rights obtained
---------------
We, the Licensee, have obtained from the University of California, a worldwide, exclusive license for the commercial development, manufacture, use, and sublicense of the Technology and to practice Licensed Method for the life of University's Patent Rights. We also have the right to sublicense our rights to the licensed patents.

"Technology" means technical information, know-how and data owned or controlled by the University and relating to the early detection and treatment of lung cancer using 5, 10, 15, 20-Tetrakis (4-Carboxyphenyl) Porphyrin and contained in the University's rights arising from the following:

a) U.S. Patent No. 5,162,231; Method Using 5, 10, 15, 20-Tetrakis (4-Carboxyphenyl) Porphyrin for Detecting Cancers of the Lung;
b)    U.S. Patent No. 5,391,547; Method Using 5, 10, 15, 20-Tetrakis
(4-Carboxyphenyl) Porphyrin for Treating      Cancers of the Lung;
c)    U.S. Patent No. 6,490,330; Production of High Specific Activity Copper -67

Biomoda's obligations
---------------------
Biomoda must use its best efforts to fully exploit the licensed patent's business and market potential and to reach established milestones. There are semi-annual business and financial reporting obligations to report progress towards this objective. Biomoda must keep books and records in accordance with generally accepted accounting principles. These obligation have been satisfied.

Termination provisions
----------------------
If we fail to deliver to the University any report when due, fail to pay any royalty or fee when due, fail to reach certain milestones, or if we breach any material term of this Licensee Agreement, the University may give us written notice of default. We then have 90 days to cure the default. If there is a change in control in our ownership, the University has the right to terminate the license. The license agreement had certain diligence milestones that were required to be reached, including the development of the first working diagnostic test kit by January 1, 1998 and our first commercial sale by September 20, 1998. We satisfied both of these milestones before their deadline date.

We may terminate this License Agreement by giving written notice to the University. Such termination will be effective ninety (90) days from the date of delivery of the notice, and all of our rights under this Agreement will cease as of that date.

License fees payable
--------------------
We paid to the University, a one-time, nonrefundable license fee of $25,000 in 1996.

We must pay to the University an annual License Maintenance Fee. The license fee was originally $10,000 per year, and increased to $15,000 per year under the amendment to the license agreement. We are currently fully paid to date. To date, we have paid a total of approximately $97,000 in license fees to the University of California.

Aggregate potential milestone payments to be paid
-------------------------------------------------
We will pay to the University an Earned Royalty on Net income received during the term of this License Agreement according to the following schedule:

     Gross income from Licensed Method               Royalty Rate
     ---------------------------------               ------------
         $0 but $70 MM                                   6.0%
         $70 MM but<$90 MM                               5.0%
         $90 MM but<$110 MM                              4.5%
         >$11OMM                                         4.0%

We have not earned any net income from the licensed patents, therefore, we have not made an royalty payments to the University.

Rights retained by each of the parties following the expiration or termination
-------------------------------------------------------------------------------
of the agreement
----------------
The agreement is in effect until the expiration of the last to expire of the patents included within the University's Patent Rights. If the agreement runs its full term there will be no rights retained at expiration. If the agreement is terminated sooner, we are liable and obligated to pay any fees or royalties incurred prior to termination and the remaining patent rights shall revert to the University.

We developed a working diagnostic testing kit in accordance with our milestone requirements under our license agreement, although we never mass produced it for the commercial market. We are hoping to use the knowledge learned from that testing kit to develop an in vitro kit and process to detect pre-cancerous and cancerous conditions in human and animal tissue by analyzing cell samples from sputum. The current status of this development project is preparing for a second and definitive round of clinical trials. A preliminary clinical trial has been completed and the results were promising, though not definitive, in exhibiting the efficacy of our technology. Work now needs to be done to fine-tune the specificity and protocol to be followed in evaluating treated cell samples and a testing procedure and controls need to be refined. Then a second round of clinical trials will be undertaken, preferably at two independent institutions in order to acquire and verify test results and data as being reproducible. The costs incurred that are directly related to this project are: $152,000 in the year ended December 31, 2000; $175,000 in the year ended December 31, 2001; and $2,750 in the twelve months ended December 31, 2002. The costs incurred have decreased substantially in 2002 because the company has temporarily restructured operations to a minimum in response to a short term shortage of operating funds. We estimate the direct costs of completing this project to be $1,620,000 and estimate that it will take eighteen months to complete after funding. For further reference see the table under the section "Use of Proceeds".


Although certain limited data have indicated that the technology performs as stated in the patents, this should not be construed as indicating that all issues have been resolved in the development of the products or that the results of such evaluations have indicated that no imperfections exist. Accordingly, the fact that the Company is planning to conduct clinical investigations of a product does not provide any assurances as to the final successful development of that product.

We are estimating that net cash inflows from this project will commence in 2004 from revenues. Our financial projections are based upon our estimates of time to complete clinical trials of our product and get our initial product to market.

Essentially no coherent work has been done on certifying standard cell lines as positive and negative controls. Cell lines may be developed on a joint venture basis with various companies.

A small amount of animal work has been done on inflammatory focus imaging, and essentially no work has been done on lung cancer imaging or treatment using Cu-TCPP. These in-vivo products are in an early pre-clinical stage of development.

DISCUSSION OF IN VITRO REGULATORY STRATEGY

At present, FDA does not regulate cytology reagents. Biomoda plans to focus on adapting its reagents and testing methodologies to diagnostic devices already approved by FDA and in the marketplace. So long as the reagents are made compatible with existing diagnostic instrumentation, the automated system solutions are not regulated.

DISCUSSION OF IN VIVO REGULATORY STRATEGY
The in vivo diagnostics and therapeutics may be regulated in the U.S. as drugs. It is possible to defer large-scale randomized trials and receive conditional approval from the FDA, followed by full approval after large randomized trials. This is called Fast Track approval. It is available for therapeutic entities treating diseases affecting fewer than 200,000 people a year in the U.S. The American Lung Association (ALA) in its study "Trends in Lung Cancer Morbidity and Mortality" published August 2002, states that the American Cancer Society estimates that there will be 169,400 new cases of lung cancer in 2002. Data on incidence and prevalence of cancer is collected by the Surveillance, Epidemiology and End Results (SEER) program of the National Cancer Institute. The ALA study also states that small cell lung cancer accounts for 20% of all lung cancer or an estimate of 33,880 new cases for 2002. This type of cancer is very aggressive and grows more quickly and is more likely to spread to other organs in the body. For these reasons, the radiopharmaceutical therapeutic for small cell lung cancer appears a likely candidate for Fast Track approval.

In Europe, the in vivo diagnostic may experience relatively few delays. With a strong European marketing partner, it may be possible to be selling the in vivo lung cancer diagnostic during year 3 of the business plan. European studies and safety records may be used to speed the approval process in the U.S.

WORK TO BE DONE BEFORE APPLYING TO FDA
Work now needs to be done to fine-tune the specificity and protocol to be followed in evaluating treated cell samples. And a testing procedure and controls need to be refined. Then a second round of clinical trials will be undertaken, preferably at two independent institutions in order to acquire and verify test results and data as being reproducible.

BASIS FOR PRODUCT DEVELOPMENT.
Product development will be pursued in the following ways: licensing of patented technologies from research institutions, applications development contracts with licensor laboratories, collaborating with contract laboratories with existing expertise and automated staining equipment manufacturers; development of technology and products in house. Biomoda will be working in-house to develop expertise in cytopathology and the biochemistry of porphyrin uptake, including certifying cell lines for use as standards, both positive and negative controls, for use of TCPP and staining protocols in cytopathology. Synthesis of porphyrin variants will probably be contracted out to various companies. Biomoda will pursue collaborative development agreements with instrumentation companies to standardize reagents and protocols consistent with their apparatus, such as flow cytometers, robot stages, fluorescence detectors, and image analyzers.

After the testing protocols have been validated, Biomoda may establish a licensed cytopathology laboratory to perform these analyses at least on a regional basis, and to serve as a demonstration/training facility to expand use of the proprietary tests.

EMPLOYEES
As of March 31, 2003, the Company had three part-time and no full-time employees.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31.

OVERVIEW

Biomoda, Inc., is a privately held biopharmaceutical company focusing on very early cancer detection technology. Biomoda's novel cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, originally called Tetrakis Carboxy Phenyl Porphine (TCPP), was developed at Los Alamos National Laboratories. Biomoda obtained a worldwide exclusive license to the TCPP technology from the University of California in late 1995, and began new research broadening the scope of the original patent and technology. In November 2000, Biomoda filed a new U.S. provisional patent application defining the ability of Biomoda's version of the TCPP to detect pre-cancerous and cancerous conditions in all human tissue. The Company began the commercialization process by trademarking the technology as Porvidx (TM).

Porvidx (TM) exploits the unique cell-targeting characteristics of porphyrins-extremely tiny, water-soluble biological pigments-that seek an intracellular binding site in abnormal cells. When exposed to certain wavelengths of fluorescent or laser light, Porvidx (TM) causes abnormal cells to literally light up red/orange with a degree of fluorescence proportional to the abnormality of the cell. Biomoda's first product will be a non-invasive test for the extreme early detection of lung cancer.

Currently, there are no commercially available methods of detecting lung cancer at the pre-cancerous stage and there is no FDA approved screen for lung cancer. Porvidx (TM) is ready for additional clinical trials and commercialization for extreme early lung cancer detection, thus putting Biomoda on the leading edge of the research curve.

Before marketing any of its products, the Company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the Company. During each investigative study and prior to its completion, the results of the investigation will remain "blinded" to ensure the integrity of the study. The Company will not know the results of any study, favorable or unfavorable to the Company, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed.

GENERAL
The Company's present strategy is to seek partners for commercializing its products in foreign markets. There can be no assurance that the company will be successful in finding suitable collaborative partners for any of its technology, nor can there be any assurance as to the timing or terms of any such collaborations. Such collaborative arrangements, if entered into, may provide for the company to receive a royalty for sales of its products by the licensee, as well as up-front licensing fees and payments for development work performed by the company. Royalties on sales, in any event, will depend in part upon the efforts required of the licensee, which may include the completion of product research and development, performance of clinical investigations, obtaining regulatory approvals, and manufacturing and marketing any products. The amount and timing of resources devoted to these activities may be controlled by the licensee. Should the licensee fail to perform any essential functions, the company's business and results could be adversely affected. If the company is unable to enter into favorable collaborative arrangements, the company may not have sufficient resources to develop its products. In addition, there can be no assurance that any of the company's collaborative partners would not pursue alternative technologies or develop alternative products on their own or in collaboration with others, including the company's competitors.

Managed care organizations, hospitals, ob/gyn specialists, and lung cancer specialists in the region of Biomoda's licensed cytopathology lab will be alerted by direct mailings about the availability of improved technology for detection of lung cancer in sputum samples and cervical cancer from pap smears. A price list will be included. A direct sales approach by telephone may be appropriate, particularly since sales to clinical labs around the country will have to be supported by Biomoda personnel with a knowledge base similar to that of the decision makers. Biomoda executives will directly contact and negotiate national sales/operating agreements (a National Account Approach). To the extent that reagents are sold to small laboratories, these sales will be accomplished through one or more major reagent distributors. Sales support may be challenging, since the company anticipates that sputum sample preparation will be particularly difficult in inexperienced hands. Biomoda intends to support the customers with technical support provided via phone, fax, and internet and detailed procedural documentation. Finalized plans for selling Biomoda products and services will be developed during the first eighteen months. The Marketing/Sales executive whom the Company plans to hire during the second year will actively participate in the consolidation and implementation of the selling program.

MANUFACTURING
For the initial development phase, no manufacturing facilities will be needed. However, production and packaging facilities both for the cytopathology reagents and for clinical trials materials will be required. Since TCPP can be manufactured by total chemical synthesis, Biomoda plans initially to contract out production of TCPP as a fine chemical. Pharmaceutical companies may be particularly attractive contract manufacturers. It is likely that when the cytopatholgy product kits reach the market, Biomoda will invest in the capital equipment for production and packaging, although the decision may be made to continue to contract out these functions so long as costs are competitive. All formulations will be treated as confidential trade secrets, extending to all contract manufacturers. Patents on formulations will be pursued aggressively, minimizing the concerns attending contract manufacturing. Biomoda will investigate contract manufacturing options with U.S., European and Asian companies.

Quality assurance and quality control will be maintained by an in-house QA/QC group, checking conformance to requirements of outside contractors. A Total Quality Management approach will be implemented, extending to the suppliers of raw and finished materials.

PRODUCT RESEARCH AND DEVELOPMENT
Initial research will be conducted for the development of a method for early detection and diagnosing of lung cancer. The first phase will be conducted at a single site, with a control group known to have lung disease and at a high risk for having cancer. The goal of this additional clinical work will be to refine the preliminary laboratory and contract lab results on scoring relative to cellular anomalies. We intend to refine the protocol and further develop a systematic and reproducible approach to accurately defining sensitivity and specificity. The institution that will be our strategic partner in this study will have a large sputum bank with detailed information on the patients and samples. The Company is currently in the process of reviewing several candidates for use as strategic partners.

The second phase will be a multi-site pilot study to gain further insight into reproducibility and to evaluate the data with academic collaborators. It is intended that the results will be published in peer-review publications to further corroborate the data and disclose the potential of the technology.

Please refer to our Use of Proceeds chart on page 14 were we have detailed the budget for this research and development. Items 2, 3, 6 and 7 relate to this initiative and are budgeted at $995,000 for this work. We feel that the approximately one million dollars is a conservative estimate for this R&D component.

EXPECTED PURCHASE OR SALE OF PLANT AND EQUIPMENT
We have plans to buy additional plant and equipment primarily in order to develop a laboratory environment in which to carry out research, development and commercialization activities. Please refer to our Use of Proceeds chart on page 14 were we have detailed the budget for this laboratory equipment. Items 5 and 8 relate to this initiative and are budgeted at $600,000 for this work.


EXPECTED CHANGES IN NUMBER OF EMPLOYEES
We expect to hire new employees in the coming twelve-month period. These include a lab manager and two technicians, a research director/scientist, a marketing director, an operations vice president and a finance vice president and a CEO with a high level of experience and achievement in the biomedical and bio-tech arenas who is preferably a medical doctor. Payroll expenditures are estimated at approximately $800,000 for year one and $1,000,000 in year two and $1,000,000 in year three.

For ease of reference, we refer to the fiscal year ended December 31, 2001 as
-----------------------------------------------------------------------------
fiscal 2001 and the fiscal year ended December 31, 2002 as fiscal 2002.
----------------------------------------------------------------------

LIQUIDITY AND CAPITAL RESOURCES

Fiscal 2001
-----------

Since our inception in January 1990, we have financed our operations primarily through private offerings of equity and debt securities. Net cash used in operating activities was ($141,593) in 2001. Net cash used in investing activities was ($18,927) in 2001. This was primarily related to licensing fees. Net cash from financing activities was $148,400 in 2001. This was primarily from sales and issuances of common stock. Cash and cash equivalents was $977 as of December 31, 2001.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of December 31, 2001 we have raised net proceeds of $1,084,096. During 2001 $3,470 was spent for the purchase of equipment. During 2001, the Company was housed in office/warehouse facilities in Albuquerque, New Mexico.

There are no other material transactions to be disclosed.

Fiscal 2002
-----------

Net cash used in operating activities was ($26,790) in fiscal 2002. Net cash from investing activities was $12,311 in fiscal 2002. Net cash from financing activities was $38,279 in fiscal 2002. This was from the proceeds of a loan. Cash and cash equivalents was $155 as of December 31, 2002.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of December 31, 2002 we have raised net proceeds of $1,084,096. During fiscal 2002, $1,139 was booked from the sale of fixed assets. The Company is currently housed in office/warehouse facilities in Albuquerque, New Mexico. There is ample office space and a high bay area for lab applications.

There are no other material transactions to be disclosed.


Three Months Ended March 31, 2003
---------------------------------

Net cash used in operating activities was ($10,853) in the first three months of 2003.
Net cash from investing activities was $0 in the first three months of 2003.
Net cash from financing activities was $11,458 in the first three months of 2003. This was from the proceeds of a loan.
Cash and cash equivalents was $760 as of March 31, 2003.
Since inception, we have funded our operations primarily through the private placement of debt and equity securities.
As of March 31, 2003 we have raised net proceeds of $1,135,196.
The Company is currently housed in office/warehouse facilities in Albuquerque, New Mexico. There is ample office space and a high bay area for lab applications.


There are no other material transactions to be disclosed.

RESULTS OF OPERATIONS

Fiscal 2002
-----------

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. The following pertains to the Fiscal 2002 compared with the Fiscal 2001.

Revenues
--------

No revenue has been recognized to date. Biomoda, Inc. is a developmental stage company. It is currently anticipated that revenues will not commence in fiscal year 2002, but will begin in 2004.

Expenses
--------
Research and Development. Research and development expenses consist primarily of
------------------------
personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our diagnostic products. Research and development expenses were $25,458 in fiscal 2002 compared with $49,180 for fiscal 2001. The decrease was due primarily to reduced professional fees and laboratory expenses in 2002. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods as funding permits.


General and Administrative. General and administrative expenses consist of
--------------------------
expenses for executive and administrative personnel, facilities, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative expenses were $4,734 in fiscal 2002 compared with $253,346 in fiscal 2001. The decrease was due primarily to the fact that there has been no salary expense in 2002. There was a management transition starting at the beginning of 2002 and stabilizing in April 2002. The new management agreed to compensation based on stock options, which were issued in May 2002. This agreement was negotiated due to the fact that there has been no funds available to support any salaries. It is contemplated that salaries will commence if and when funds are raised through this offering. No salaries have accrued in 2002.


Due to the expected growth of our business and planned expansion of our staff, we expect general and administrative costs to increase in the future. The costs with being a publically traded company will also be a contributing factor to increases in this expense.

Other Income (Expense). Other income (expense) consists of interest income and
----------------------
expense, and other income and expense. Other income (expense) was ($34,811) in fiscal 2002. Other income (expense) was ($25,928) in fiscal 2001. The increase in the expense in 2002 was primarily due to the SEC filing fees incurred for this securities registration.


Three Months Ended March 31, 2003
---------------------------------

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. The following pertains to the three months ended March 31, 2003 compared with the three months ended March 31, 2002.

Revenues
--------
No revenue has been recognized to date. Biomoda, Inc. is a developmental stage company. It is currently anticipated that revenues will not commence in fiscal year 2003, but will begin in 2004.

Expenses
--------
Research and Development. Research and development expenses consist primarily of
------------------------
personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our diagnostic products. Research and development expenses were $9,150 in the first three months of 2003 compared with $39.50 for the first three months of 2002. The increase was due primarily to professional fees in 2003. The first three months of 2002 were relatively dormant. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods as funding permits.

General and Administrative. General and administrative expenses consist of
--------------------------
expenses for executive and administrative personnel, facilities, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative were $4,238 in the first three months of 2003 compared with $3,191 in the first three months of 2002. The slight increase was due primarily to increased office expenses. Due to the expected growth of our business and planned expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company will also be a contributing factor to increases in this expense. There was a management transition starting at the beginning of 2002 and stabilizing in April 2002.

Other Income (Expense). Other income (expense) consists of interest income and
----------------------
expense, and other income and expense. Other income (expense) was ($8,357) in the first three months of 2003. Other income (expense) was $69 in the first three months of 2002. The increase in the expense in 2003 was primarily due to interest on loans from Advanced Optics Electronics, Inc.



FLUCTUATIONS IN QUARTERLY OPERATING RESULTS
We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results are expected to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include:

         1. demand for our products;
         2. the rate at which we add new customers and the ability to retain existing customers;
         3. the availability and pricing of materials from suppliers;
         4. the prices paid for our products;
         5. the amount and timing of costs relating to expansion of our operations, including expanding our product development, manufacturing and sales and marketing functions;

         6. the announcement or introduction of new types of products by us or our competitors;
         7. delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and
         8. general economic conditions and economic conditions specific to the bio-medical industry.

As a strategic response to changes in the competitive environment, we may from time to time make product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. We have no current plans or intentions to make any acquisitions or enter into any similar transactions.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company currently has no public trading market. In an effort to provide some liquidity for the Company's shareholders and create a public market for its securities, the Company intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that the Company will obtain a listing on the OTC BB or that a public market for the Company's securities will develop even if a listing on the OTC BB is obtained.



RECORD HOLDERS
As of March 31, 2003, there were fifty two (52) shareholders of record holding a total of 5,765,282 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.



AUTHORIZED SHARES
The current number of authorized shares of common stock is 15 million shares. The Amended Articles of Incorporation of Biomoda, Inc., authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 4,000,000 shares of which no shares are outstanding. The Preferred Stock may be issued by resolution of the Company's Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

DIVIDENDS
The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The Company's total executive compensation is outlined in the table below. Other than the compensation shown below, there is no compensation paid to the executives of the Company. The Company does not currently participate in any retirement plans, employee stock option plans or other compensatory plans.



|-----------------------|--------------------------------------------|-------------------------------------------------|
|                    Annual Compensation                             |              Long Term Compensation             |
|-----------------------|--------------------------------------------|------------------------|------------------------|
|                                                                    |        Awards          |      Payouts           |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|
|                       |      |             |       |               |Restricted | Securities |         |              |
|                       |      |             |       | Other Annual  |   Stock   | Underlying |  LTIP   | All Other    |
|    Name and           |      |    Salary   | Bonus | Compensation  |  Award(s) |  Options   | payouts | Compensation |
| Principal Position    | Year |      ($)    |  ($)  |      ($)      |    ($)    |  SARs(#)   |   ($)   |     ($)      |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|
|John J. Cousins,       | 2002 |      -      |   -   |       -       |     -     |     -      |    -    |      -       |
|President, Treasurer   |      |             |       |               |           |            |         |              |
|and Director           |      |             |       |               |           |            |         |              |
|(started               |      |             |       |               |           |            |         |              |
|04/10/2002)            |      |             |       |               |           |            |         |              |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|
|Leslie S. Robins,      | 2002 |      -      |   -   |       -       |     -     |     -      |    -    |      -       |
|Vice President,        |      |             |       |               |           |            |         |              |
|Secretary and          |      |             |       |               |           |            |         |              |
|Director               |      |             |       |               |           |            |         |              |
|(started               |      |             |       |               |           |            |         |              |
|04/10/2002)            |      |             |       |               |           |            |         |              |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|
|Ari Ma'ayan,           | 1998 |  $39,630.69 |   -   |       -       |     -     |     -      |    -    |      -       |
|Director               | 1999 |  $79,200.00 |   -   |       -       |     -     |     -      |    -    |      -       |
|                       | 2000 |  $79,200.00 |   -   |       -       |     -     |     -      |    -    |      -       |
|                       | 2001 |  $57,823.09 |   -   |       -       |     -     |     -      |    -    |      -       |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|
|Irving Wieman          | 1997 |      $0     |   -   |       -       |     -     |     -      |    -    |      -       |
|                       | 1998 |   $3,089    |   -   |       -       |     -     |     -      |    -    |      -       |
|                       | 1999 |      $0     |   -   |       -       |     -     |     -      |    -    |      -       |
|                       | 2000 |      $0     |   -   |       -       |     -     |     -      |    -    |      -       |
|                       | 2001 |      $0     |   -   |       -       |     -     |     -      |    -    |      -       |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|
|Jeff Garwin,           | 1997 |      $0     |       |       -       |     -     |     -      |    -    |      -       |
|Director               | 1998 |  $24,652.48 |       |       -       |     -     |     -      |    -    |      -       |
|                       | 1999 |  $79,200.00 |       |       -       |     -     |     -      |    -    |      -       |
|                       | 2000 |  $57,600.00 |       |       -       |     -     |     -      |    -    |      -       |
|                       | 2001 |      $0     |       |       -       |     -     |     -      |    -    |      -       |
|-----------------------|------|-------------|-------|---------------|-----------|------------|---------|--------------|


COMPENSATION OF DIRECTORS
-------------------------
    The Company's directors are not currently compensated for their services as directors of the Company.

||============================================================================||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                               BIOMODA, INC.                                ||
||                                                                            ||
||                       (A Development Stage Company)                        ||
||                                                                            ||
||                  FINANCIAL STATEMENTS AND AUDITOR'S REPORT                 ||
||                                                                            ||
||                             DECEMBER 31, 2001                              ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                            HINKLE & LANDERS, P.C.                          ||
||                                                                            ||
||                         CERTIFIED PUBLIC ACCOUNTANTS                       ||
||                                                                            ||
||                                                                            ||
||                                       36                                   ||
||                                                                            ||
||                                                                            ||
||============================================================================||

||============================================================================||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                  CONTENT                                   ||
||                                                                            ||
||                                                                            ||
||                                                                  Page      ||
||                                                                 ------     ||
||   Independent Auditor's Report......................................1      ||
||                                                                            ||
||   Financial Statements                                                     ||
||        Balance Sheet................................................2      ||
||        Statement of Operations......................................3      ||
||        Statement of Cash Flows......................................4      ||
||        Statement of Changes in Stockholders' Deficit................5      ||
||                                                                            ||
||   Notes to Financial statements..................................6-12      ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                       37                                   ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||============================================================================||

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
================================================================================


                                                          3500-C Comanche NE
                                               Albuquerque, New Mexico 87107
                                                        Voice (505) 883-8788
                                                           Fax (505) 883-879

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Biomoda, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheets of Biomoda, Inc. (a New Mexico corporation) as of December 31, 2001, and the related statements of Operations, cash flows, and changes in stockholders' deficit for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2001, and the results of its operations, cash flows, and changes in stockholders' deficit for the year then ended in conformity with accounting principles generally accepted in United States of America.




Hinkle & Landers, P.C.


January 15, 2002

                                  Biomoda, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2001


                                     Assets
     Current Assets:
            Cash                                                   $      977

              Total Current Assets                                        977
     Furnitures and Equipment, at cost, less accumulated
       depreciation of $2,679 - Note B                                  4,184

     Other Assets:
            Patent and License fees, net                              123,063

              Total Assets                                         $  128,224

                      Liabilities and Stockholders' deficit
     Current Liabilities:
            Accounts Payable                                       $   18,482
            Accrued payroll and other expenses                        187,187
            Notes payable - stockholders                              109,981

              Total current liabilities                               315,650

     Stockholders' deficit
            Common Stock, no par value; 15,000,000 shares
              authorized; 5,765,282 shares Issued
              and outstanding                                       1,135,196
            Class A, redeemable preferred stock;
              no par value; 2,000,000 shares authorized;
              no shares issued and outstanding;
              cumulative and convertible
            Undesignated preferred stock; 2,000,000
              shares authorized; no shares issued
              and outstanding
            Deficit accumulated during the development stage       -1,322,622

              Total stockholders' deficit                            -187,426

              Total liabilities and stockholders' deficit          $  128,224



The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Operations
                         For the Year Ended December 31, 2001
   And for the period January 3, 1990 (date of Inception) to December 31, 2001

                                                            January 3, 1990
                                                            (date of
                                                            inception) to
                                                 2001       December 31, 2001

   Revenue                                   $       -     $             23

   Operating expenses
      Salaries                                   210,619            662,291
      Advertising and Marketing                   21,729             46,071
      Rent                                        10,502             19,947
      Professional fees                           30,215            246,777
      Telephone                                    4,610             24,282
      Payroll taxes                               19,498             44,400
      Licensing fees                              15,000             35,817
      Office expenses and postages                 9,449             40,929
      Research and Development costs               9,853             77,641
      Travel and Lodging                           3,278             41,028
      Depreciation and Amortization                9,112             24,396
      Other expenses                               2,862              6,750

         Total operating expenses                346,727          1,270,329

   Loss from operation                          -346,727         -1,270,306

      Interest income                                  4              3,870
      Interest expenses                          -25,932            -56,186

         Total other income  (expense)           -25,928            -52,316

   Loss before provision for income taxes       -372,655         -1,322,622

   Provision for income taxes:                       -                  -

     Net loss and losses accumulated during
      the development stage                  $   -372,655  $     -1,322,622

   Net loss per share                        $     -0.24



 The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                         For the Year Ended December 31, 2001
   And for the period January 3, 1990 (date of Inception) to December 31, 2001

                                                             January 3, 1990
                                                             (date of
                                                             inception)to
                                                   2001      December 31, 2001
                                             --------------  -------------------

  Cash flows from operating activities:
    Cash received from:
      Interest Income                        $           4      $        3,870
                                             --------------  -------------------
                                                         4               3,870
    Cash paid to:
      Employees and suppliers                      -141,597         -1,020,117
                                             --------------  -------------------
                                                   -141,597         -1,020,117

        Net cash flow used for
          operating activities                     -141,593         -1,016,247

  Cash flows used for investing activities:
      Purchase of fixed assets                       -3,470             -8,132
      Organization expenses                             -                 -560
      Pay for Patent and license fee                -15,457           -144,347

        Net cash flow used for
          investing activities                      -18,927           -153,039

  Cash flows from financing activities:
      Proceeds from note payable                     10,000             86,167
      Proceeds from issuance of common stock        138,400          1,084,096

        Net cash flow from
          financing activities                      148,400          1,170,263

        Cash at beginning of year                    13,097
                                             --------------  -------------------

        Cash at end of year                  $          977     $          977
                                             --------------  -------------------


  Reconciliation of net income to
   net cash flow from operating activities:
    Net income                               $     -372,655     $   -1,322,622
    Depreciation                                      9,112             24,396
    Interest expenses to stockholders                 9,998             35,814
      Inkind services and expenses                    9,700             40,496
      Decrease (increase) in deposits                   425
      (Decrease) Increase in
        accounts payable                             18,482             18,482
      (Decrease) Increase in
        accrued payable                             183,345            187,187
                                             --------------  -------------------
        Net cash flow from
          operating activities               $     -141,593      $  -1,016,247
                                             --------------  -------------------



    The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
                      For the Year Ended December 31, 2001
   And for the period January 3, 1990 (date of Inception) to December 31, 2001

                                                                     Common Stock          Deficit
                                                                      Issued and           Accumulated
                                                                      Outstanding          During the
                                                                                           Development
                                                                    Shares    Amount       Stage               Total
                                                                  ---------  --------      -----------      -----------

Issuance of common stock on June 26, 1991                           850,000    $1,100      $       -             $1,100
Issuance of common stock on June 26, 1991                           850,000       100              -                100
Issuance of common stock on June 26, 1991                           850,000       100              -                100
Issuance of common stock on June 26, 1991                           255,000       100              -                100
Issuance of common stock on June 26, 1991                            17,000    17,000              -             17,000
Issuance of common stock on June 26, 1991                           175,000        33              -                 33
Cumulative net loss for the period from January 3, 1990                                                               0
 (date of inception) to December 31, 1996                                                    -  60,010          -60,010
                                                                  ---------  --------      -----------      -----------
Balance, December 31, 1996                                        2,997,000    18,433        -  60,010          -41,577
Issuance of 100,952 common stock warrants on
 December 31, 1997; exercise price of $.20                              -          -               -                -
Net loss                                                                -          -         -  32,914          -32,914
Balance, December 31, 1997                                        2,997,000    18,433        -  92,924          -74,491
                                                                  ---------  --------      -----------      -----------
Issuance common stock on January 20, 1998                            59,940    10,000                            10,000
Exercise of common stock warrants on March 17, 1998                 100,952    20,190                            20,190
Issuance common stock on April 15, 1998                                                                               0
 net of stock issuance costs                                        631,578   276,350                           276,350
Issuance of 248,950 common stock options on, April 15, 1998;                                                          0
 exercise price of $.38; expired on April 16, 1999; with a value                                                      0
 of $23,650 which were capitalized as deferred offering costs                  23,650                            23,650
Exercise of common stock Options on November 2, 1998                 62,237    23,670                            23,670
Net loss                                                                                      -295,948         -295,948
Balance, December 31, 1998                                        3,851,707   372,293         -388,872          -16,579
                                                                  ---------  --------      -----------      -----------
Issuance of 180,000 common stock on, January 30, 1999;              180,000    87,300                            87,300
Issuance of 200,000 common stock on, March 26, 1999;                200,000    97,000                            97,000
Issuance of 110,000 common stock on, March 29, 1999;                110,000    53,300                            53,300
Issuance of 51,546 common stock on, May 29, 1999;                    51,546    25,000                            25,000
Issuance of 103,092 common stock on, June 2, 1999;                  103,092    50,000                            50,000
Issuance of 51,546 common stock on, September 30, 1999;              51,546    25,000                            25,000
Issuance of 40,458 common stock on, December 6, 1999;                40,458    25,000                            25,000
Payment for 51547 shares of stocks on, December 29, 1999   *         51,547    25,143                            25,143
Net loss                                                                                      -303,956         -303,956
Balance, December 31, 1999                                        4,639,896   760,036         -692,828           67,208
                                                                  ---------  --------      -----------      -----------
Payment for exercise of 166,535 common stock                                                                     80,770
Options on February 24, 2000   *                                    166,535    80,770
Issuance of 253,609 common stock on, May 12, 2000;                  253,609    56,000                            56,000
Payment for exercise of 62,497 common stock
Options on June 8, 2000   *                                          62,497    30,312                            30,312
Issuance of 11,089 common stock on, September 26, 2000;              11,089     6,852                             6,852
Issuance of 25,656 common stock on, September 30, 2000;              25,656     5,234                             5,234
Exercise of common stock Options on September 30, 2000               60,000     9,000                             9,000
Issuance of 66,000 common stock on, November 3, 2000;                66,000     7,491                             7,491
Issuance of 40,000 common stock on, December 8, 2000 (for service);  40,000    19,400                            19,400
Net loss                                                                                      -257,139         -257,139
Balance, December 31, 2000                                        5,325,282   975,095         -949,967           25,128
                                                                  ---------  --------      -----------      -----------
Issuance of 5,000 common stock on, January 25, 2001 (for service);    5,000     2,425                             2,425
Issuance of 160,000 common stock on, January 31, 2001;              160,000    24,000                            24,000
Issuance of 15,000 common stock on, April 6, 2001 (for services);    15,000     7,275                             7,275
Issuance of 20,000 common stock on, April 20, 2001;                  20,000     9,700                             9,700
Issuance of 100,000 common stock on, April 24, 2001;                100,000    48,500                            48,500
Issuance of 20,000 common stock on, June 28, 2001;                   20,000     9,700                             9,700
Issuance of 100,000 common stock on, August 30, 2001;               100,000    48,500                            48,500
Issuance of 10,000 common stock on, August 30, 2001;                 10,000     5,000                             5,000
Issuance of 10,000 common stock on, November 7, 2001;                10,000     5,000                             5,000
Net loss                                                                                      -372,655         -372,655
                                                                  ---------  --------      -----------      -----------
Balance, December 31, 2001                                        5,765,282 $1,135,195     $-1,322,622        -$187,427
                                                                  ---------  --------      -----------      -----------

* Funds were received, for 280,578 shares issued in January 2002, in years 1999 and 2000 and were recorded in stockholders' deficit account.

The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

        1.      NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

        2.      ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

        3.      PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight - line method over the estimated useful lives of the assets.

        4.      CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

        5.      LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

        6.      PATENT

Costs incurred in connection with securing a patent, as well as attorneys' fees, have been capitalized as Patent costs and are amortized over the seventeen year using the straight line method.

        7.      USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

                                  Biomoda, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


        8.      REVENUE RECOGNITION

Biomoda will recognizes revenue on the accrual method.


        9.      STOCK OPTIONS

Biomoda has elected to apply the provisions of Accounting Principles Board Opinion No 25, Accounting for Stock Issued to Employees, and to furnish the proforma disclosures required by Statement on Financial Accounting Standards No 123, Accounting for Stock Based Compensation.



NOTE B -  FURNITURE AND EQUIPMENT
          -----------------------

The furniture and equipment are summarized by major classification for Biomoda as follows:

                      1-1-2001    Additions     Deletion    12-31-2001
                     ----------   ----------   ----------   ----------
Office
equipment &
Furniture               $3,393      $ 3,470    $     -        $ 6,863
Accumulated
Depreciation            (1,283)      (1,396)         -         (2,679)
                     ----------   ----------   ----------   ----------
Net property &
Equipment               $2,110      $ 2,074    $     -        $ 4,184
                     ----------   ----------   ----------   ----------


Depreciation expense for the year ended December 31, 2001 was $ 1,396.

NOTE C - OTHER ASSETS
         ------------

Other assets are summarized by major classification as follows:

License fees         $  17,000
Patent Costs           127,348
                     ----------
 Total                 144,348
Less:
Amortization           (21,285)
                     ----------
Net other asset      $ 123,063
                     ----------

                                  Biomoda, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE C - OTHER ASSETS - Continued
         ------------

C-1 - Biomoda has entered into license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon levels of revenues from licensed products. The agreement continues as long as any licensed patents remain in force. Biomoda has not incurred any royalty expense during the period 3, 1990 (date of inception) to December 31, 2001.

C.2 - Since 1998 until 2001, Biomoda has paid $127,348 for patent costs.

C.3 - Amortization expense was $7,715 for December 31, 2001.

NOTE D - NOTES PAYABLE
         -------------

Notes payable to stockholders consist of amounts due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the years ended December 31, 2001 and for the period January 3, 1990 (date of inception) to December 31, 2001 was $9,998 and $35,814, respectively.

NOTE E - COMMON AND PREFERRED STOCK
         --------------------------

     E-1 - Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

     E-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and no shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock into which it is entitled to be converted.

                                  Biomoda, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE F - RESTATEMENT OF FINANCIAL STATEMENTS FOR PRIOR YEARS
         ---------------------------------------------------

Statement of changes in Stockholders' deficit has been restated for years 1998, 1999, and 2000. Changes related to the correction of these errors are as follows:

                                             1998         1999         2000
                                          ----------   ----------   ----------
Net loss                                  $(332,545)   $(372,023)   $(236,531)

Corrections:
 Attorneys' fees capitalized as Patent       36,597       70,220        5,074
 Stocks given out for services rendered
   not recorded as expense                      -            -        (19,400)
 Amortization                                   -         (2,153)     ( 6,282)
 Total                                     (295,948)    (303,956)    (257,139)


NOTE G - GOING CONCERN
         -------------

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 372,655 and $1,322,622 in each of the years ended December 31, 2001 and during the period from January 3, 1990 (date of inception) to December 31, 2001, respectively. Additionally, Biomoda had a working capital deficit and stockholders' deficit of $314,673 and $187,426 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it. Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

     i.   Identification of strategic alliances
     ii.  Marketing agreement with Korea
     iii. Collaborations with medical equipment manufacturers and laboratories
     iv. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.
     v. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India
     vi.  Private placement of equity with investment groups

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

                                  Biomoda, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE H - INCOME TAXES
         ------------

There was no provision for income taxes for the year ended December 31, 2001 and for the period from January 3, 1990 (date of inception) to December 31, 2001 since the company did not recognize the benefit of the net operating loss carry forwards.

At December 31, 2001, the Company had net operating loss carry forwards of approximately $1,322,025, available to offset taxable income. If not used, the carry forwards will begin to expire in 2005.

        For the years ending December 31,
        ---------------------------------
        2005                                              $    560
        2006                                                   560
        2007                                                   560
        2008                                                 1,794
        2009                                                11,037
        2010                                                45,566
        2011                                                33,008
        2017                                               296,210
        2018                                               300,805
        2019                                               259,380
        2020                                               372,545
                                                           -------
        Total                                          $ 1,322,025



NOTE I - SUBSEQUENT EVENTS
         -----------------

On January 2002, Biomoda issued 280,578 shares of common stock for $136,081. The funds were received from one of the stockholders in 1998 and 2000 and were included in Stockholders' deficit - Common stock at the time were received.


NOTE J - STOCKS GIVEN OUT AS SERVICES
         ----------------------------

40,000 shares for $19,400 and 5,000 shares for $2,425 were issued on December 8, 2000 and January 25, 2001, respectively. These shares, worth $0.485 per share, were the payment for consulting services provided.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE K - STOCK OPTION
         ------------

Biomoda has a stock option plan under which options to purchase shares of common stock may be granted to key employees. The plan provides that no portion of the option may be exercised beyond ten years from the date of the grant.

Options  which  are   outstanding  at  December  31,  2001  become   exercisable
cumulatively over the first four, five, nine, and ten years from the grant date.



A summary of changes in common stock options during 2001 is:

                                             Number              Price
                                            of Shares          Per Shares
                                          --------------     --------------

Outstanding at December 31, 2000              1,690,000       $0.15-$0.50
Granted                                         120,000           $0.50
Exercised                                      (160,000)          $0.15
                                          --------------

Outstanding at December 31, 2001              1,650,000       $0.15-$0.50
                                          ==============

Option exercisable at year end                1,650,000

Weighted average fair value of
options granted during the year                   $0.50

The following table summarizes information about stock options outstanding at December 31, 2001:


                                        Options Outstanding
                            Number       Weighted-Average
    Range of             Outstanding        Remaining         Weighted-Average
Exercise Prices         At 12/31/2001     Contractual Life      Exercise Price
---------------        --------------     -----------------   -----------------

     $0.50                  370,000                  5.09               $0.50
     $0.15                1,280,000                  8.29               $0.15
                          ----------                -----               -----
                          1,650,000                  7.57               $0.22
                          ==========                =====               =====

                                  Biomoda, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE L - LOSS PER SHARE
         --------------

The calculation of Loss Per Share (LPS) based on basic weighting average is as follows:



                                                                     Weighted
            Date                             Shares     Fraction     Average
         Outstanding                       Outstanding  of Period     Shares
         -----------                       -----------  ---------  -------------
January 1 - January 25                       5,325,282     25/365        364,745
Issuance of common stock on January 25           5,000
                                                 -----
                                             5,330,282     6/365          87,621
Issuance of common stock on January 31         160,000
                                               -------
                                             5,490,282     65/365        977,721
Issuance of common stock on April 6             15,000
                                                ------
                                             5,505,282     14/365        211,162
Issuance of common stock on April 20            20,000
                                                ------
                                             5,525,282     4/365          60,551
Issuance of common stock on April 24           100,000
                                               -------
                                             5,625,282     66/365      1,017,174
Issuance of common stock on June 28             20,000
                                                ------
                                             5,645,282     62/365        958,925
Issuance of common stock on August 30          110,000
                                               -------
                                             5,755,282     69/365      1,087,985
Issuance of common stock on November 7          10,000
                                                ------
                                             5,765,282     54/365        852,946
                                                                   -------------
Weighted average shares                                                5,618,830
                                                                   =============


Net loss per shares (basic EPS)                                    $      (0.24)


The equation for computing basic EPS is:

Loss available to common stockholders
       Weighted average shares


The number of potentially dilutive shares that were excluded from calculation, because the effect of those shares were antidilutive was 1,650,000.

||============================================================================||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                  BIOMODA, INC.                             ||
||                          (A Development Stage Company)                     ||
||                    FINANCIAL STATEMENTS AND AUDITOR'S REPORT               ||
||                                DECEMBER 31, 2002                           ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                             HINKLE & LANDERS, P.C.                         ||
||                          CERTIFIED PUBLIC ACCOUNTANTS                      ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                       50                                   ||
||                                                                            ||
||============================================================================||

                                    CONTENTS


                                                                        PAGE

Independent Auditor's Report..............................................1

Financial Statements

         Balance Sheet....................................................2
         Statement of Operations..........................................3
         Statement of Cash Flows..........................................4
         Statement of Changes in Stockholders' Deficit....................5

Notes to Financial statements..........................................6-12

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
=============================
                                                              3500-C Comanche NE
                                                   Albuquerque, New Mexico 87107
                                                            Voice (505) 883-8788
                                                              Fax (505) 883-8797



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Biomoda, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheets of Biomoda, Inc. (a New Mexico corporation) as of December 31, 2002, and the related statements of operations, cash flows, and changes in stockholders' deficit for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2002, and the results of its operations, cash flows, and changes in stockholders' deficit for the year then ended in conformity with accounting principles generally accepted in United States of America.




Hinkle & Landers, P.C.


February 4, 2003

                                  Biomoda, INC.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2002


                  Assets

Current Assets:
Cash                                                                   155
Prepaid expenses                                               $     4,425
                                                               -----------

   Total current assets                                              4,580

Other Assets:
Patent, trademark,  and License fees, net                          127,157
                                                               -----------

   Total Assets                                                $   131,737
                                                               ===========


                  Liabilities and Stockholders' deficit

Current Liabilities:
Accounts Payable                                               $    41,377
Accrued payroll and other expenses                                 201,732
Other current liabilities                                              332
Notes payable - stockholders                                       159,411
                                                               -----------

   Total current liabilities                                       402,852

Stockholders' deficit
Common Stock, no par value; 15,000,000 shares authorized;
  5,765,282 shares Issued and outstanding                        1,135,196
Class A, redeemable preferred stock; no par value;
  2,000,000 shares authorized; no shares issued and
  outstanding; cummulative and convertible
Undesignated preferred stock; 2,000,000 shares authorized;
  no shares issued and outstanding
Deficit accumulated during the development stage                (1,406,311)
                                                               ------------

   Total stockholders' deficit                                    (271,115)
                                                               ------------

   Total liabilities and stockholders' deficit                 $   131,737
                                                               ============


The accompanying notes are an integral part of these financial statements.

                                  Biomoda, INC.
                          (A Development Stage Company)
                             Statement of Operations
                         For the Year Ended December 31, 2002
   And for the Period January 3, 1990 (date of inception) to December 31, 2002



                                                              January 3, 1990
                                                            (date of inception)
                                                2002       to December 31, 2002
                                            ------------   --------------------

Revenue                                     $        -     $                23
                                            ------------   --------------------

Operating expenses
   Salaries                                          -                 662,291
   Advertising and Marketing                      1,068                 47,139
   Rent                                           3,539                 23,486
   Professional fees                             15,981                262,758
   Telephone                                      2,237                 26,519
   Payroll taxes                                     -                  44,400
   Licensing fees                                15,000                 50,817
   Office expenses and postages                   1,195                 42,124
   Research and Development costs                   120                 77,761
   Travel and Lodging                                -                  41,028
   Depreciation and Amortization                  9,357                 33,753
   Other expenses                                   381                  7,131
                                            ------------   --------------------

      Total operating expenses                   48,878              1,319,207
                                            ------------   --------------------

Loss from operation                             (48,878)            (1,319,184)

  Interest income                                    -                   3,870
  Interest expenses                             (28,414)               (84,600)
  SEC filing fees                                (2,792)                (2,792)
  Loss on sales of assets                          (358)                  (358)
  Foreign currency transaction loss              (3,247)                (3,247)
                                            ------------   --------------------

      Total other income  (expense)             (34,811)               (87,127)
                                            ------------   --------------------
Loss before provision for income taxes          (83,689)            (1,406,311)


Provision for income taxes:                          -                      -
                                            ------------   --------------------

  Net loss and losses accumulated during
   the development stage                    $   (83,689)   $        (1,406,311)
                                            ============   ====================


The accompanying notes are an integral part of these financial statements.

                                  Biomoda, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
                         For the Year Ended December 31, 2002
  And for the period January 3, 1990 (date of inception) to December 31, 2002




                                                                          January 3, 1990
                                                                         (date of inception)
                                                              2002       to December 31, 2002
                                                          -----------    --------------------

Cash flows from operating activities:
 Cash received from:
   Interest Income                                        $       --            $      3,870
                                                          -----------    --------------------
                                                                  --                   3,870
 Cash paid to:
   Employees and suppliers                                   (26,790)             (1,046,906)

                                                          -----------    --------------------
                                                             (26,790)             (1,046,906)
                                                          -----------    --------------------

      Net cash flow used for operating activities            (26,790)             (1,043,036)

Cash flows used for  investing activities:
    Purchase of fixed assets                                      --                  (8,132)
    Sales of fixed assets                                      1,139                   1,139
    Organization expenses                                         --                    (560)
    Pay for Patent, trademark,  and license fee              (13,450)               (157,798)
                                                          -----------    --------------------

      Net cash flow used for investing activities            (12,311)               (165,351)

Cash flows from  financing activities:
    Proceeds from note / loan payable                         38,279                 124,446
    Proceeds from issuance of common stock                 1,084,096
                                                          -----------    --------------------

       Net cash flow from financing activities                38,279               1,208,542

     Cash at beginning of year                                   977                      --
                                                          -----------    --------------------

     Cash at end of year                                  $      155            $        155
                                                          ===========    ====================


Reconciliation of net income
to net cash flow
from operating activities:
   Net income                                             $  (83,689)           $ (1,406,311)
   Depreciation                                                9,357                  33,753
  Accrued interest expenses                                   28,381                  64,196
   Loss on sale of assets                                        358                     358
   Inkind services and expenses                                   --                  40,496
   Foreign currency transaction                                3,247                   3,247
   Decrease (Increase) in Account receivable                  (4,425)                 (4,425)
   (Decrease) Increase in other current liabilities              332                     332
   (Decrease) Increase in accounts payable                    19,649                  38,131
   (Decrease) Increase in accrued expenses                        --                 187,187
                                                          -----------    --------------------

      Net cash flow from operating activities             $  (26,790)           $ (1,043,036)
                                                          ===========    ====================



The accompanying notes are an integral part of these financial statements.

                                 Biomoda, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
                         For the Year Ended December 31, 2002
  And for the period January 3, 1990 (date of inception) to December 31, 2002

                                                                       Common Stock
                                                               ---------------------------
                                                                Issued and                   Deficit Accumulated
                                                               Outstanding                     During the
                                                                  Shares         Amount      Development Stage         Total
                                                               ------------   ------------   -------------------   ------------

Issuance of common stock on June 26, 1991                          850,000    $     1,100    $                     $     1,100
Issuance of common stock on June 26, 1991                          850,000            100                                  100
Issuance of common stock on June 26, 1991                          850,000            100                                  100
Issuance of common stock on June 26, 1991                          255,000            100                                  100
Issuance of common stock on June 26, 1991                           17,000         17,000                               17,000
Issuance of common stock on June 26, 1991                          175,000             33                                   33
Cumulative net loss for the period from January 3, 1990                                                                      0
 (date of inception) to December 31, 1996                                                               (60,010)       (60,010)
                                                               ------------   ------------   -------------------   ------------
Balance, December 31, 1996                                       2,997,000         18,433               (60,010)       (41,577)
Issuance of 100,952 common stock warrants on
 December 31, 1997; exercise price of $.20
Net loss                                                                                                (32,914)       (32,914)
                                                               ------------   ------------   -------------------   ------------
Balance, December 31, 1997                                       2,997,000         18,433               (92,924)       (74,491)
Issuance common stock on January 20, 1998                           59,940         10,000                               10,000
Exercise of common stock warrants on March 17, 1998                100,952         20,190                               20,190
Issuance common stock on April 15, 1998
 net of stock issuance costs                                       631,578        276,350                              276,350
Issuance of 248,950 common stock options on, April 15, 1998;
 exercise price of $.38; expired on April 16, 1999;
 with a value of $23,650 which were capitalized as deferred
 offering costs                                                                    23,650                               23,650
Exercise of common stock Options on November 2, 1998                62,237         23,670                               23,670
Net loss                                                                                               (295,948)      (295,948)
                                                               ------------   ------------   -------------------   ------------
Balance, December 31, 1998                                       3,851,707        372,293              (388,872)       (16,579)
Issuance of 180,000 common stock on, January 30, 1999;             180,000         87,300                               87,300
Issuance of 200,000 common stock on, March 26, 1999;               200,000         97,000                               97,000
Issuance of 110,000 common stock on, March 29, 1999;               110,000         53,300                               53,300
Issuance of 51,546 common stock on, May 29, 1999;                   51,546         25,000                               25,000
Issuance of 103,092 common stock on, June 2, 1999;                 103,092         50,000                               50,000
Issuance of 51,546 common stock on, September 30, 1999;             51,546         25,000                               25,000
Issuance of 40,458 common stock on, December 6, 1999;               40,458         25,000                               25,000
Payment for 51546 shares of stocks on, December 29, 1999            51,547         25,143                               25,143
Net loss                                                                                               (303,956)      (303,956)
                                                               ------------   ------------   -------------------   ------------
Balance, December 31, 1999                                       4,639,896        760,036              (692,828)        67,208
Payment for exercise of 166,535 common stock Options
  on February 24, 2000                                             166,535         80,770                               80,770
Issuance of 253,608 common stock on, May 12, 2000;                 253,609         56,000                               56,000
Payment for exercise of 62,497 common stock Options
  on June 8, 2000                                                   62,497         30,312                               30,312
Issuance of 11,089 common stock on, September 26, 2000;             11,089          6,852                                6,852
Issuance of 25,656 common stock on, September 30, 2000;             25,656          5,234                                5,234
Exercise of common stock Options on September 30, 2000              60,000          9,000                                9,000
Issuance of 66,000 common stock on, November 3, 2000;               66,000          7,491                                7,491
Issuance of 40,000 common stock on, December 8, 2000;               40,000         19,400                               19,400
Net loss                                                                                               (257,139)      (257,139)
                                                               ------------   ------------   -------------------   ------------
Balance, December 31, 2000                                       5,325,282        975,095              (949,967)        25,128
Issuance of 5,000 common stock on, January 25, 2001;                 5,000          2,425                                2,425
Issuance of 160,000 common stock on, January 31, 2001;             160,000         24,000                               24,000
Issuance of 15,000 common stock on, April 6,, 2001;                 15,000          7,276                                7,276
Issuance of 20,000 common stock on, April 20, 2001;                 20,000          9,700                                9,700
Issuance of 100,000 common stock on, April 24, 2001;               100,000         48,500                               48,500
Issuance of 20,000 common stock on, June 28, 2001;                  20,000          9,700                                9,700
Issuance of 100,000 common stock on, August 30, 2001;              100,000         48,500                               48,500
Issuance of 10,000 common stock on, August 30, 2001;                10,000          5,000                                5,000
Issuance of 10,000 common stock on, November 7, 2001;               10,000          5,000                                5,000
Net loss                                                                                               (372,655)      (372,655)
                                                               ------------   ------------   -------------------   ------------
Balance, December 31, 2001                                       5,765,282      1,135,196            (1,322,622)      (187,426)
Net loss                                                                                                (83,689)       (83,689)
                                                               ------------   ------------   -------------------   ------------

Balance, December 31, 2002                                       5,765,282      1,135,196            (1,406,311)      (271,115)
                                                               ============   ============   ===================   ============


* Loss per share                                                                             $            (0.24)
                                                                                             ===================

* The number of potentially dilutive shares that were excluded from calculation, because the effect of those shares were antidilutive was 2,630,000.

The accompanying notes are an integral part of these financial statements.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

      1. NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

      2. ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in United States of America.

      3. PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight - line method over the estimated useful lives of the assets.

      4. CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

      5. LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

      6. PATENT

Costs incurred in connection with securing a patent, as well as attorneys' fees, have been capitalized as Patent costs and are amortized over the seventeen year using the straight line method.

      7. USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002


      8. REVENUE RECOGNITION

Biomoda will recognize revenue on the accrual method.

      9. STOCK OPTIONS


Biomoda has elected to apply the provisions of Accounting Principles Board Opinion No 25, Accounting for Stock Issued to Employees, and to furnish the proforma disclosures required by Statements on Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, and No. 148, Accounting for Stock Based Compensation Transition and Disclosure (an amendment of FASB Statement No. 123).



NOTE B -  FURNITURE AND EQUIPMENT
          -----------------------

The furniture and equipment are summarized by major classification for Biomoda as follows:


                          1-1-2002    Additions     Deletion    12-31-2002
                          --------    ---------     --------    ----------

Office  equipment
& Furniture                $6,863       $   -       $ 6,863       $    -
Accumulated
Depreciation               (2,679)          -        (2,679)           -
                          ------------------------------------------------
Net property
& Equipment                $4,184       $   -       $ 4,184       $    -
                          ================================================


Depreciation expense for the year ended December 31, 2002 was $ 0.

NOTE C - OTHER ASSETS
         ------------

Other assets are summarized by major classification as follows:

                License fees                      $  17,000

                Trademark                             1,000

                Patent Costs                        139,798
                                                  ----------

                Total                               157,798

                Less:

                Amortization                        (30,641)
                                                  ----------

                Net other assets                  $ 127,157
                                                  ==========

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002



NOTE C - OTHER ASSETS - Continued
         ------------

C-1 - Biomoda has entered into license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon level of revenues from licensed products. The agreement continues as long as any licensed patents remain in force. Biomoda has not incurred any royalty expense during the period 3, 1990 (date of inception) to December 31, 2002.

C.2 - Since 1998 until 2002, Biomoda has paid $139,798 for patent costs.

C.3 - Amortization expense was $9,357 for December 31, 2002.

NOTE D - NOTES PAYABLE - STOCKHOLDERS
         ----------------------------

Notes payable - stockholders are summarized as follows:

            Notes payable - stockholders           $120,979

            Line of Credit - stockholders            38,432
                                                   --------
                                                   $159,411
                                                   ========

Notes payable to stockholders consist of $120,979 amounts due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the year ended December 31, 2002 and for the period January 3, 1990 (date of inception) to December 31, 2002 was $10,998 and $31,316, respectively.

Line of credit consists of $38,432 amounts due to one of stockholders bearing interest at 5% per annum and is due in one year. Interest expense for the year ended December 31, 2002 and for the period January 3, 1990 (date of inception) to December 31, 2002 was $153 and $153, respectively.

NOTE E - COMMON AND PREFERRED STOCK AND STOCK OPTION
         -------------------------------------------

      E-1 - Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002


NOTE E - COMMON AND PREFERRED STOCK, AND STOCK OPTION - Continued
         --------------------------------------------

E-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and No shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock into which it is entitled to be converted.

      E-3 - Options

On April 17, 2000, Biomoda authorized the issuance of 1,700,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers which 420,000 shares were exercised during year 2000 and 2001. In June 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers.

NOTE F - GOING CONCERN
         -------------

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 76,460 and $1,399,082 in each of the years ended December 31, 2002 and during the period from January 3, 1990 (date of inception) to December 31, 2002, respectively. Additionally, Biomoda had a working capital deficit and stockholders' deficit of $391,043 and $263,886 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

      1. Private   placement  of equity with  investment  groups
      2. Filing with the US Securities and Exchange Commission (SEC) to become a publicly traded company
      3. Identification of strategic  alliances
      4. Marketing agreement with Korea
      5. Collaborations with medical equipment manufacturers and laboratories
      6. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002



NOTE F - GOING CONCERN  - continued
         --------------

      7. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

NOTE G - INCOME TAXES
         ------------

There was no provision for income taxes for the year ended December 31, 2002 and for the period from January 3, 1990 (date of inception) to December 31, 2002 since the company did not recognize the benefit of the net operating loss carry forwards.

On December 31, 2002, the Company had net operating loss carry forwards of approximately $1,405,719, available to offset taxable income. If not used, the carry forwards will begin to expire in 2005.


                For the years ending December 31,
                --------------------------------
                2005                                      $ 560

                2006                                        560

                2007                                        560

                2008                                      1,794

                2009                                     11,037

                2010                                     45,566

                2011                                     33,008

                2017                                    332,807

                2018                                    371,025

                2019                                    236,618

                2020                                    288,495

                2021                                     83,689

                                                    -----------
                Total                               $ 1,405,719
                                                    ===========

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002



NOTE H - STOCK OPTION
         ------------

The number of the shares and the price per share for stock option awards is dictated by the board of directors.

Options to purchase shares of common stock may be granted to key employees. The exercise date of the options is approved by the Board of Directors. No portion of the options may be exercised beyond ten years from the date of the grant. As of December 31, 2002, there were 2,630,000 shares granted and unexercised. In May 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers. The value of these options was determined based on the latest third party stock transaction for $0.17 per share in May 2002.

Biomoda applies APB Opinion No. 25 in its accounting for the plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had Biomoda determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, Biomoda's net loss per share would have been increased to the proforma amounts indicated as follows:



                                                Years ended December 31,

                                       2002             2001           2000
                                   -------------   -------------  -------------


Net loss, as reported               $(1,406,311)    $(1,322,622)     $(949,967)
Deduct: Total stock-based employee
compensation expense determined
under fair value based method for
all awards, net of related tax
effects                                (640,953)       (451,743)      (540,783)
Proforma net loss                    (2,047,264)     (1,884,365)    (1,490,750)

Loss per share, as reported               (0.24)          (0.24)         (0.19)
Proforma loss per share                   (0.35)          (0.34)         (0.30)

The fair value of each option grant for the above proforma disclosure is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                       2002             2001           2000
                                   -------------   -------------  -------------

Dividends                               $ 0              $ 0            $ 0
Expected volatility                     88.37%           47.54%         45.15%
Risk-free interest rate                  3.38%            5.00%          6.70%
Expected lives                         2 years          3 years        4 years

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002


NOTE H - STOCK OPTION - CONTINUED
         ------------


A summary of changes in common stock options during 2002 is:

                                            Number                Price
                                            of Shares             Per Shares
                                            ---------             ----------

Outstanding at December 31, 2001            1,650,000            $0.15-$0.50
Granted                                       980,000              $0.15
Exercised                                       (-)
                                            ---------

Outstanding at December 31, 2002            2,630,000            $0.15-$0.50
                                            =========

Option exercisable at December 31, 2002     2,630,000

Average fair value of options granted
  during the year                               $0.09

The following table summarizes information about stock options outstanding at December 31, 2002:

                                         Options Outstanding
                          -----------------------------------------------------
                           Number          Weighted-Average
    Range of             Outstanding          Remaining         Weighted-Average
Exercise Prices         At 12/31/2002      Contractual Life      Exercise Price
---------------         -------------      ----------------     ----------------

     $0.50                    370,000              4.59                $0.50
     $0.15                  2,260,000              6.50                $0.15
                        -------------          -----------          ----------
                            2,630,000              6.23                $0.19
                        =============          ===========          ==========


NOTE I - RELATED PARTY TRANSACTION

Biomoda and Advanced Optics Electronics (one of the shareholders) agreed to enter into a line of credit arrangement whereby Advanced Optics Electronics, Inc. would lend funds to Biomoda, with interest at five percent per year, computed on the basis of 360-day and a limit of up to $50,000,. The outstanding balance as of December 31, 2002 was $38,432.

||============================================================================||
||                                                                            ||
||                                                                            ||
||                                  BIOMODA, INC.                             ||
||                          (A Development Stage Company)                     ||
||               FINANCIAL STATEMENTS AND ACCOUNTANT'S REVIEW REPORT          ||
||                                  (Un-audited)                              ||
||                                 MARCH 31, 2003                             ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                                                                            ||
||                             HINKLE & LANDERS, P.C.                         ||
||                          CERTIFIED PUBLIC ACCOUNTANTS                      ||
||                                                                            ||
||                                       64                                   ||
||                                                                            ||
||============================================================================||

                                    CONTENTS


                                                                          PAGE
                                                                          ----
Financial Statements

      Balance Sheet.........................................................1
      Statement of Operations...............................................2
      Statement of Cash Flows...............................................3
      Statement of Changes in Stockholders' Deficit.........................4

Notes to Financial statements..............................................5-11

                                 Biomoda, Inc.
                         (A Development Stage Company)
                                 Balance Sheet
                                 March 31, 2003



                 Assets

  Current Assets:
    Cash                                                       $            760
    Prepaid expenses                                                      4,425
                                                               -----------------

       Total current assets                                               5,185

  Other Assets:
    Patent, trademark,  and License fees, net                           124,818
                                                               -----------------

       Total Assets                                            $        130,003
                                                               =================


                 Liabilities and Stockholders' deficit

  Current Liabilities:
    Accounts Payable                                           $         41,141
    Accrued payroll and other expenses                                  206,470
    Other current liabilities                                               338
    Notes payable - stockholders                                        174,517
                                                               -----------------

       Total current liabilities                                        422,466

  Stockholders' deficit
    Common Stock, no par value; 15,000,000 shares authorized;
     5,765,282 shares Issued and outstanding                          1,135,196
    Class A, redeemable preferred stock; no par value;
     2,000,000 shares authorized; no shares issued and
     outstanding; cummulative and convertible
    Undesignated preferred stock; 2,000,000 shares authorized;
     no shares issued and outstanding
    Deficit accumulated during the development stage                 (1,427,659)
                                                               -----------------

       Total stockholders' deficit                                     (292,463)
                                                               -----------------

       Total liabilities and stockholders' deficit             $        130,003
                                                               =================



See accompanying notes

                                 Biomoda, Inc.
                         (A Development Stage Company)
                             Statement of Operations
                         For the Quarter Ended March 31, 2003
    And for the Period January 3, 1990 (date of inception) to March 31, 2003


                                                             January 3, 1990
                                             March 31      (date of inception)
                                               2003        to March 31, 2003
                                          -------------   ----------------------

   Revenue                                $          -       $               23
                                          -------------    ---------------------

Operating expenses
   Salaries                                          -                  662,291
   Advertising and Marketing                       275                   47,414
   Rent                                            900                   24,386
   Professional fees                             9,150                  271,908
   Telephone                                       924                   27,443
   Payroll taxes                                     -                   44,400
   Licensing fees                                    -                   50,817
   Office expenses and postage                    (200)                  41,924
   Research and Development costs                    -                   77,761
   Travel and Lodging                                -                   41,028
   Depreciation and Amortization                 2,339                   36,092
   Other expenses                                   35                    7,166
                                          -------------    ---------------------

      Total operating expenses                  13,423                1,332,630
                                          -------------    ---------------------

Loss from operations                           (13,423)              (1,332,607)

  Interest income                                    -                    3,870
  Interest expenses                             (8,392)                 (92,992)
  SEC filing fees                                    -                   (2,792)
  Loss on sales of assets                            -                     (358)
  Foreign currency transaction gain (loss)         467                   (2,780)
                                          -------------    ---------------------

         Total other income  (expense)          (7,925)                 (95,052)
                                          -------------    ---------------------

   Loss before provision for income taxes      (21,348)              (1,427,659)

   Provision for income taxes:                       -                        -
                                          -------------    ---------------------

   Net loss and losses accumulated during
    the development stage                 $    (21,348)      $       (1,427,659)
                                          =============    =====================


See accompanying notes

                                 Biomoda, Inc.
                         (A Development Stage Company)
                             Statement of Cash Flows
                         For the Quarter Ended March 31, 2003
    And for the Period January 3, 1990 (date of inception) to March 31, 2003

                                                                    January 3, 1990
                                                     March 31     (date of inception)
                                                       2003       to March 31, 2003
                                                   -----------    --------------------
 Cash flows from operating activities:
  Cash received from:
   Interest Income                                 $       -       $            3,870
                                                   -----------     -------------------
                                                           -                    3,870
  Cash paid to:
   Employees and suppliers                            (10,853)             (1,057,759)

                                                   -----------     -------------------
                                                      (10,853)             (1,057,759)
                                                   -----------     -------------------

      Net cash flow used for operating activities     (10,853)             (1,053,889)

Cash flows used for investing activities:
    Purchase of fixed assets                               -                   (8,132)
    Sales of fixed assets                                  -                    1,139
    Organization expenses                                  -                     (560)
    Pay for Patent, trademark,  and license fee            -                 (157,798)
                                                   -----------     -------------------

      Net cash flow used for investing activities          -                 (165,351)

Cash flows from financing activities:
    Proceeds from note / loan payable                  11,458                 135,904
    Proceeds from issuance of common stock                                  1,084,096
                                                   -----------     -------------------

      Net cash flow from financing activities          11,458               1,220,000

     Cash at beginning of year                            155                       -
                                                   -----------     -------------------

     Cash at end of year                           $      760      $              760
                                                   ===========     ===================

Reconciliation of net income
to net cash flow
from operating activities:
   Net income                                      $  (21,348)     $       (1,427,659)
   Depreciation                                         2,339                  36,092
  Accrued interest expenses                             8,392                  72,588
   Loss on sale of assets                                  -                      358
   Inkind services and expenses                            -                   40,496
   Foreign currency transaction                            -                    3,247
   Decrease (Increase) in Account receivable               -                   (4,425)
   (Decrease) Increase in other
     current liabilities                                   -                      332
   (Decrease) Increase in accounts payable               (236)                 37,895
   (Decrease) Increase in accrued expenses                 -                  187,187
                                                   -----------     -------------------

      Net cash flow from operating activities      $  (10,853)     $       (1,053,889)
                                                   ===========     ===================



See accompanying notes

                                 Biomoda, Inc.
                         (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
                         For the Quarter Ended March 31, 2003
    And for the Period January 3, 1990 (date of inception) to March 31, 2003

                                                                       Common Stock
                                                                 --------------------------
                                                                 Issued and                  Deficit Accumulated
                                                                 Outstanding                    During the
                                                                    Shares        Amount      Development Stage      Total
                                                                 ------------  ------------  -------------------  ----------
Issuance of common stock on June 26, 1991                            850,000   $     1,100    $                   $   1,100
Issuance of common stock on June 26, 1991                            850,000           100                              100
Issuance of common stock on June 26, 1991                            850,000           100                              100
Issuance of common stock on June 26, 1991                            255,000           100                              100
Issuance of common stock on June 26, 1991                             17,000        17,000                           17,000
Issuance of common stock on June 26, 1991                            175,000            33                               33
Cumulative net loss for the period from January 3, 1990                                                                   0
 (date of inception) to December 31, 1996                                                               (60,010)    (60,010)
                                                                 ------------  ------------  -------------------  ----------
Balance, December 31, 1996                                         2,997,000        18,433              (60,010)    (41,577)
Issuance of 100,952 common stock warrants on
 December 31, 1997; exercise price of $.20
Net loss                                                                                                (32,914)    (32,914)
                                                                 ------------  ------------  -------------------  ----------
Balance, December 31, 1997                                         2,997,000        18,433              (92,924)    (74,491)
Issuance common stock on January 20, 1998                             59,940        10,000                           10,000
Exercise of common stock warrants on March 17, 1998                  100,952        20,190                           20,190
Issuance common stock on April 15, 1998
 net of stock issuance costs                                         631,578       276,350                          276,350
Issuance of 248,950 common stock options on, April 15, 1998;
 exercise price of $.38; expired on April 16, 1999; with a value
 of $23,650 which were capitalized as deferred offering costs                       23,650                           23,650
Exercise of common stock Options on November 2, 1998                  62,237        23,670                           23,670
Net loss                                                                                               (295,948)   (295,948)
                                                                 ------------  ------------  -------------------  ----------
Balance, December 31, 1998                                         3,851,707       372,293             (388,872)    (16,579)
Issuance of 180,000 common stock on, January 30, 1999;               180,000        87,300                           87,300
Issuance of 200,000 common stock on, March 26, 1999;                 200,000        97,000                           97,000
Issuance of 110,000 common stock on, March 29, 1999;                 110,000        53,300                           53,300
Issuance of 51,546 common stock on, May 29, 1999;                     51,546        25,000                           25,000
Issuance of 103,092 common stock on, June 2, 1999;                   103,092        50,000                           50,000
Issuance of 51,546 common stock on, September 30, 1999;               51,546        25,000                           25,000
Issuance of 40,458 common stock on, December 6, 1999;                 40,458        25,000                           25,000
Payment for 51546 shares of stocks on, December 29, 1999              51,547        25,143                           25,143
Net loss                                                                                               (303,956)   (303,956)
                                                                 ------------  ------------  -------------------  ----------
Balance, December 31, 1999                                         4,639,896       760,036             (692,828)     67,208
Payment for exercise of 166,535 common stock Options
  on February 24, 2000                                               166,535        80,770                           80,770
Issuance of 253,608 common stock on, May 12, 2000;                   253,609        56,000                           56,000
Payment for exercise of 62,497 common stock Options
  on June 8, 2000                                                     62,497        30,312                           30,312
Issuance of 11,089 common stock on, September 26, 2000;               11,089         6,852                            6,852
Issuance of 25,656 common stock on, September 30, 2000;               25,656         5,234                            5,234
Exercise of common stock Options on September 30, 2000                60,000         9,000                            9,000
Issuance of 66,000 common stock on, November 3, 2000;                 66,000         7,491                            7,491
Issuance of 40,000 common stock on, December 8, 2000;                 40,000        19,400                           19,400
Net loss                                                                                               (257,139)   (257,139)
                                                                 ------------  ------------  -------------------  ----------
Balance, December 31, 2000                                         5,325,282       975,095             (949,967)     25,128
Issuance of 5,000 common stock on, January 25, 2001;                   5,000         2,425                            2,425
Issuance of 160,000 common stock on, January 31, 2001;               160,000        24,000                           24,000
Issuance of 15,000 common stock on, April 6,, 2001;                   15,000         7,276                            7,276
Issuance of 20,000 common stock on, April 20, 2001;                   20,000         9,700                            9,700
Issuance of 100,000 common stock on, April 24, 2001;                 100,000        48,500                           48,500
Issuance of 20,000 common stock on, June 28, 2001;                    20,000         9,700                            9,700
Issuance of 100,000 common stock on, August 30, 2001;                100,000        48,500                           48,500
Issuance of 10,000 common stock on, August 30, 2001;                  10,000         5,000                            5,000
Issuance of 10,000 common stock on, November 7, 2001;                 10,000         5,000                            5,000
Net loss                                                                                               (372,655)   (372,655)
                                                                 ------------  ------------  -------------------  ----------
Balance, December 31, 2001                                         5,765,282     1,135,196           (1,322,622)   (187,426)
Net loss                                                                                                (83,689)    (83,689)
                                                                 ------------  ------------  -------------------  ----------

Balance, December 31, 2002                                         5,765,282     1,135,196           (1,406,311)   (271,115)
Net loss                                                                                                (21,348)
                                                                 ------------  ------------  -------------------  ----------
Balance, March 31, 2003                                            5,765,282   $ 1,135,196   $       (1,427,659)  $(292,463)
                                                                 ============  ============  ===================  ==========

* Loss per share                                                                             $            (0.25)
                                                                                             ===================

* The number of potentially dilutive shares that were excluded from calculation, because the effect of those shares were antidilutive was 2,630,000.

See accompanying notes

                                  Biomoda, INC.
                          (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - Un-audited
                                 March 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

     1.   NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

     2.   ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

     3.   PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight - line method over the estimated useful lives of the assets.

     4.   CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

     5.   LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

     6.   PATENT

Costs incurred in connection with securing a patent, as well as attorneys' fees, have been capitalized as Patent costs and are amortized over seventeen years using the straight line method.

     7.   USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

                                  Biomoda, INC.
                          (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - Un-audited
                                 March 31, 2003

     8.   REVENUE RECOGNITION

Biomoda will recognize revenue on the accrual method.

     9.   STOCK OPTIONS

Biomoda has elected to apply the provisions of Accounting Principles Board Opinion No 25, Accounting for Stock Issued to Employees, and to furnish the pro forma disclosures required by Statements on Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, and No.148, Accounting for Stock Based Compensation Transition and Disclosure (an amendment of FASB Statement No.
123).

NOTE B - OTHER ASSETS
         ------------

Other assets are summarized by major classification as follows:


          License fees                           $  17,000
          Trademark                                  1,000
          Patent Costs                             139,798
                                                ------------
            Total                                  157,798

          Less:
          Amortization                             (32,980)
                                                ------------
          Net other assets                       $ 124,818
                                                ============


B-1 - Biomoda has entered into a license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon level of revenues from licensed products. The agreement continues as long as any licensed patents remain in force. Biomoda has not incurred any royalty expense during the period ended January 3, 1990 (date of inception) to March 31, 2003.

B-2 - Since 1998 until 2002, Biomoda has paid $139,798 for patent costs.

B-3 - Amortization expense was $2,339 for the quarter ended March 31, 2003.

                                  Biomoda, INC.
                          (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - Un-audited
                                 March 31, 2003

NOTE C - NOTES PAYABLE - STOCKHOLDERS
         ----------------------------

Notes payable - stockholders are summarized as follows:

          Notes payable - stockholders              $124,003
          Line of Credit - stockholders               50,514
                                               ---------------
                                                    $174,517
                                               ===============

Notes payable to stockholders consist of $124,003 due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the quarter ended March 31, 2003 and for the period January 3, 1990 (date of inception) to March 31, 2003 was $3,024 and $34,340, respectively.

Line of credit consists of $50,763 due to one stockholder bearing interest at 5% per annum and is due in one year. Interest expense for the quarter ended March 31, 2003 and for the period January 3, 1990 (date of inception) to March 31, 2003, was $624 and $777, respectively.

NOTE D - COMMON AND PREFERRED STOCK AND STOCK OPTION
         -------------------------------------------

D-1 - Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

                                  Biomoda, INC.
                          (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - Un-audited
                                 March 31, 2003

NOTE D - COMMON AND PREFERRED STOCK, AND STOCK OPTION - Continued
         --------------------------------------------

D-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and No shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock into which it is entitled to be converted.

D-3 - Options

On April 17, 2000, Biomoda authorized the issuance of 1,700,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers which 420,000 shares were exercised during year 2000 and 2001. In June 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers.

NOTE E - GOING CONCERN
         -------------

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 21,348 and $1,427,659 in the quarter ended March 31, 2003, and during the period from January 3, 1990 (date of inception) to March 31, 2003, respectively. Additionally, Biomoda had a working capital deficit and stockholders' deficit of $417,281 and $292,463 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

     1.   Private placement of equity with investment groups
     2. Filing with the US Securities and Exchange Commission (SEC) to become a publicly traded company
     3.   Identification of strategic alliances
     4.   Marketing agreement with Korea
     5.   Collaborations with medical equipment manufacturers and laboratories
     6. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.

                                  Biomoda, INC.
                          (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - Un-audited
                                 March 31, 2003


NOTE E - GOING CONCERN  - continued
         -------------

     7. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

NOTE F - INCOME TAXES
         ------------

There was no provision for income taxes for the year ended December 31, 2002, and for the period from January 3, 1990 (date of inception) to December 31, 2002, since the company did not recognize the benefit of the net operating loss carry forwards.

On December 31, 2002, the Company had net operating loss carry forwards of approximately $1,405,719 available to offset taxable income. If not used, the carry forwards will begin to expire in 2005.

     For the years ending December 31,
     ---------------------------------
     2005                                              $         560

     2006                                                        560

     2007                                                        560

     2008                                                      1,794

     2009                                                     11,037

     2010                                                     45,566

     2011                                                     33,008

     2017                                                    332,807

     2018                                                    371,025

     2019                                                    236,618

     2020                                                    288,495

     2021                                                     83,689

                                                  -------------------
     Total                                             $   1,405,719
                                                  ===================

NOTE G - STOCK OPTION
         ------------

The number of the shares and the price per share for stock option awards is dictated by the board of directors.

Options to purchase shares of common stock may be granted to key employees. The exercise date of the options is approved by the Board of Directors. No portion of the options may be exercised beyond ten years from the date of the grant. As of March 31, 2003, there were 2,630,000 shares granted and unexercised. In May 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers. The value of these options was determined based on the latest third party stock transaction for $0.17 per share in May 2002.

Biomoda applies APB Opinion No. 25 in its accounting for the plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements, as all options granted under those plans had an exercise price equal to at least 80% of the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                          Quarter Ended                           Years ended December 31,
                                            March 31,
                                              2003                 2002             2001            2000
                                           ------------       -------------    -------------   -------------
Net loss, as reported                      $(1,427,659)        $(1,406,311)    $(1,322,622)      $(949,967)
Deduct: Total stock-based employee
 Compensation expense determined
 Under fair value based method for
 All awards, net of related tax effects       (640,953)           (640,953)       (561,743)       (540,783)
                                           ------------       -------------    -------------   -------------
Pro forma net loss                         $(2,068,612)        $(2,047,264)    $(1,884,365)    $(1,490,750)
                                           ============       =============    =============   =============

Loss per share, Basic-as reported               $(0.25)             $(0.24)         $(0.24)         $(0.19)
                                                =======             =======         =======         =======
Basic-Pro forma loss per share                  $(0.36)             $(0.35)         $(0.34)          (0.30)
                                                =======             =======         =======         =======

The fair value of each  option  granted  for the above pro forma  disclosure  is estimated on the date of the grant using the Black-Scholes  option-pricing model with the following assumptions:

                                1st Qtr, 2003           2002             2001           2000
                                -------------      -------------    ------------    ------------
Dividends                            $ 0                $ 0              $ 0            $ 0
Expected volatility                 88.37%             88.37%           47.54%         45.15%
Risk-free interest rate              3.38%              3.38%            5.00%          6.70%
Expected lives                  1.75 years            2 years          3 years        4 years


                                  Biomoda, INC.
                          (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - Un-audited
                                 March 31, 2003


NOTE G - STOCK OPTION - CONTINUED
         ------------

A summary of changes in common stock options during 2002 is:

                                           Number                     Price
                                          of Shares                 Per Shares
                                          ---------                 ----------

Outstanding at December 31, 2002          2,630,000                $0.15-$0.50
Granted                                        -
Exercised                                     (-)
                                          ----------

Outstanding at March 31, 2003             2,630,000                $0.15-$0.50
                                          ==========

Option exercisable at March 31, 2003      2,630,000

Average fair value of options granted
  during the year                            $0.00

The following table summarizes information about stock options outstanding at March 31, 2003:

                                    Options Outstanding
                 ------------------------------------------------------------
                     Number      Weighted-Average
   Range of       Outstanding       Remaining           Weighted-Average
Exercise Prices  At 03/31/2003   Contractual Life             Exercise Price
---------------  -------------  ------------------        -------------------

    $0.50           370,000            3.84                   $0.50
    $0.15         2,260,000            5.81                   $0.15
                  ---------            ----                   -----
                  2,630,000            5.53                   $0.19
                  =========            ====                   =====

NOTE H - RELATED PARTY TRANSACTION

Biomoda and Advanced Optics Electronics (one of the shareholders) agreed to enter into a line of credit arrangement whereby Advanced Optics Electronics, Inc. would lend funds to Biomoda, with interest at five percent per year, computed on the basis of 360-day and a limit of up to $150,000. The outstanding balance as of March 31, 2003, was $50,514.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accountants or disagreements between the Company and its accountants.

Reports to Security Holders
---------------------------

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us with the filing of this registration statement.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.
                                  -------------------

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel", as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Legal Matters
-------------


The validity of the shares of common stock offered hereby will be passed upon for the Company by Sichenzia Ross Friedman Ference LLP, New York, New York.

Experts
-------

The financial statements of the Company for the years ended December 31, 2001 and 2002, included in this prospectus have been audited by Hinkle and Landers, Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


DISCLOSURE OF SEC  POSITION ON  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Biomoda, Inc.'s Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law. Biomoda's By-laws provide that the Company will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of the Company, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Outside back cover of prospectus.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

According to Article Eleven of the Company's Articles of Incorporation and
Section 5.01 of the Company's Bylaws, the Company is authorized and required to indemnify its officers and directors to the full extent allowed by the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act provides for indemnification of the Company's officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by the Company:


|-------------------------------------------------|--------------------------|
| SEC Registration Fee                            |               $7,170.00  |
|-------------------------------------------------|--------------------------|
| Accounting Fees and Expenses                    |              $10,000.00  |
|-------------------------------------------------|--------------------------|
| Legal Fees and Expenses                         |              $25,000.00  |
|-------------------------------------------------|--------------------------|
| Printing and Engraving Expenses                 |              $20,000.00  |
|-------------------------------------------------|--------------------------|
| Transfer Agent and Registrar Fees and Expenses  |               $2,000.00  |
|-------------------------------------------------|--------------------------|
| Consulting Fee                                  |              $70,000.00  |
|-------------------------------------------------|--------------------------|
| Placement Fee                                   |              $35,000.00  |
|-------------------------------------------------|--------------------------|
| Document Drafting and Preparation Fee           |              $30,000.00  |
|-------------------------------------------------|--------------------------|
| Miscellaneous                                   |               $9,503.00  |
|-------------------------------------------------|--------------------------|
|                              TOTAL              |             $208,673.00  |
|-------------------------------------------------|--------------------------|


RECENT SALES OF UNREGISTERED SECURITIES
During the last year, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to current financial and corporate information about us.

I.   Ma'ayan, White, White, Hermes, Branyon
(a) Securities sold. Give the date of sale, title and amount of securities sold.
    ---------------------------------------------------------------------------
         (i) Date: January 31, 2001 to November 28, 2001.
             ----
         (ii) Title of securities: Common Stock.
              -------------------
         (iii) Amount: 420,000 shares in six transactions.
               ------
(b) Underwriters and other purchasers:
    ---------------------------------
                    There were no underwriters for these securities.
The purchasers were:
               Ari Ma'ayan
               Rex White

               Lewis White
               Dr. Robert Hermes
               James Branyon

(c) Consideration. State the aggregate offering price and aggregate underwriting
    ----------------------------------------------------------------------------
commissions:  $150,400.  (The  securities  were  sold for  cash.  There  were no
-----------
underwriters used and hence there were no underwriting fees).

(d) Exemption claimed. The purchasers, all of whom are accredited investors, one
    -----------------
of which is a Director, were known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

(e) Use of proceeds: General corporate purposes.
    ---------------
The following table provides additional information:

Common Stock Issued To:
----------------------
1) ARI MA'AYAN is a Director of Biomoda. Mr. Ma'ayan is a former CEO and Director of Biomoda. He is currently a Director of Biomoda. Shares were issued in connection with an exercise of Stock Options which were issued to Mr. Ma'ayan as part of compensation for his duties as an officer and director.

|---------------|------------------------------|-------------------|
| Date          |      Shares                  | Investment $      |
|---------------|------------------------------|-------------------|
| 1/31/2001     |      160,000                 | $24,000.00        |
|---------------|------------------------------|-------------------|
| Total         |      160,000                 | $24,000.00        |
|---------------|------------------------------|-------------------|

2) REX WHITE is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. White since 1998. He has a net worth in excess of $2 million and is an experienced investor.

|---------------|------------------------------|-------------------|
| Date          |      Shares                  | Investment $      |
|---------------|------------------------------|-------------------|
| 4/20/2001     |      20,000                  | $9,700            |
|---------------|------------------------------|-------------------|
| Total         |      20,000                  | $9.700            |
|---------------|------------------------------|-------------------|


3) LEWIS WHITE is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. White since 1998. He has a net worth in excess of $4 million and is an experienced investor.

|---------------|------------------------------|-------------------|
| Date          |      Shares                  | Investment $      |
|---------------|------------------------------|-------------------|
| 4/24/2001     |      100,000                 | $48,500.00        |
|---------------|------------------------------|-------------------|
| 8/30/2001     |      110,000                 | $53,500.00        |
|---------------|------------------------------|-------------------|
| Total         |      210,000                 | $102,000.00       |
|---------------|------------------------------|-------------------|

4) DR. ROBERT HERMES is a sophisticated, accredited investor.
An executive officer of Biomoda has known Dr. Hermes since 1998. He has a net worth in excess of $5 million and is an experienced investor.

|---------------|------------------------------|--------------------|
| Date          |      Shares                  | Investment $       |
|---------------|------------------------------|--------------------|
| 6/29/2001     |      20,000                  | $9,700.00          |
|---------------|------------------------------|--------------------|
| Total         |      20,000                  | $9,700.00          |
|---------------|------------------------------|--------------------|


5) JAMES W. BRANYON is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Branyon since 1999. He has a net worth in excess of $5 million and is an experienced investor.

|---------------|------------------------------|--------------------|
| Date          |      Shares                  | Investment $       |
|---------------|------------------------------|--------------------|
| 11/28/2001    |      10,000                  | $5,000.00          |
|---------------|------------------------------|--------------------|
| Total         |      10,000                  | $5,000.00          |
|---------------|------------------------------|--------------------|


TOTAL NUMBER OF SHARES AND TOTAL CASH INVESTMENT JANUARY 31, 2001 TO NOVEMBER 28, 2001.

|---------------|------------------------------|--------------------|
|               |      Shares                  | Investment $       |
|---------------|------------------------------|--------------------|
|Total          |      420,000                 | $150,400           |
|---------------|------------------------------|--------------------|


STOCK FOR SERVICES JANUARY 2001

(a) Securities sold. Give the date of sale and title and amount of securities
    -------------------------------------------------------------------------
sold. On January 25, 2001. 5,000 shares of common stock were issued by the
----
company. See below for individual details.

(b) Underwriters and other purchasers: No underwriters were used in this private
    ---------------------------------
placement. See below for individual investor details.

(c) Consideration. State aggregate offering price and aggregate underwriting
    ------------------------------------------------------------------------
commissions: $ 2,425 (no underwriting commissions paid)
-----------
See below for individual details.

(d) Exemption From Registration Claimed. These sales were exempt under Section
    -----------------------------------
4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Biomoda, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

(e) Terms of Conversion. Not applicable.
    -------------------

(f) Use of Proceeds: General corporate purposes.
    ---------------
The following table provides the information required as to these transactions:

Common Stock Issued To:
----------------------

1) DARREL YARDLEY is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Yardley since 1996. He has a net worth in excess of $1 million.

   |---------------|----------------|------------------|----------------------|
   | Date          | Shares         | Value $          |  Services            |
   |---------------|----------------|------------------|----------------------|
   | 1/25/2001     | 5,000          | $2,425.00        |  Consulting Services |
   |---------------|----------------|------------------|----------------------|
   | Total         | 5,000          | $2,425.00        |                      |
   |---------------|----------------|------------------|----------------------|

TOTAL NUMBER OF SHARES AND TOTAL VALUE OF SERVICES

   |----------------------|----------------------|----------------------------|
   |                      |  Shares              |  Value of Services         |
   |----------------------|----------------------|----------------------------|
   |  Total               |  5,000               | $2,425.00                  |
   |----------------------|----------------------|----------------------------|

STOCK FOR SERVICES APRIL 2001

(a) Securities sold. Give the date of sale and title and amount of securities
    -------------------------------------------------------------------------
sold. From January 25, 2001 to April 6, 2001. 20,000 shares of common stock were
----
issued by the company. See below for individual details.

(b) Underwriters and other purchasers: No underwriters were used in this private
    ---------------------------------
placement. See below for individual investor details.

(c) Consideration. State aggregate offering price and aggregate underwriting
    ------------------------------------------------------------------------
commissions: $ 9,700 (no underwriting commissions paid)
-----------
See below for individual details.

(d) Exemption From Registration Claimed. These sales were exempt under Section
    -----------------------------------
4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Biomoda, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

(e) Terms of Conversion. Not applicable.
    -------------------

(f) Use of Proceeds: General corporate purposes.
    ---------------
The following table provides the information required as to these transactions:

Common Stock Issued To:
----------------------
1) JAMES BJORNSON is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Bjornson since 1997. He has a net worth in excess of $1 million. He is very knowledgeable in investments.

   |----------------|----------------|-----------------|----------------------|
   | Date           | Shares         | Value $         | Services             |
   |----------------|----------------|-----------------|----------------------|
   | 4/6/2001       | 15,000         | $7.275.00       | Consulting Services  |
   |----------------|----------------|-----------------|----------------------|
   | Total          | 15,000         | $7,275.00       |                      |
   |----------------|----------------|-----------------|----------------------|

TOTAL NUMBER OF SHARES AND TOTAL VALUE OF SERVICES

   |--------------------------|---------------------|-------------------------|
   |                          |   Shares            | Value of Services       |
   |--------------------------|---------------------|-------------------------|
   | Total                    |   15,000            | $7,275.00               |
   |--------------------------|---------------------|-------------------------|

                                    EXHIBITS


Exhibit
Number    Description
-------   ------------

3.1 Articles of Incorporation for Biomoda, Inc., filed January 2, 1990, incorporated by reference to Exhibit (i)of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.2 Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 6, 1991, incorporated by reference to Exhibit (iii) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.3 Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 25, 1999, incorporated by reference to Exhibit (iv)of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.4 Bylaws of the Company, adopted on February 23, 1990, incorporated by reference to Exhibit (ii) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

5.1       Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Exclusive Patent License Agreement Between the University of California and Biomoda, Inc., incorporated by reference to Exhibit (v) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.


10.2 United States Patent and Trademark Office Notice of Recordation of Assignment Document, incorporated by reference to Exhibit (vi) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

10.3 Escrow Agreement, incorporated by reference to Exhibit (vii) of Biomoda's amended Registration Statement on Form SB-2/A, filed September 26, 2002.

10.4 Copy of the Subscription Agreement, incorporated by reference to Exhibit (viii) of Biomoda's amended Registration Statement on Form SB-2/A, filed September 26, 2002.

10.5 Escrow Agreement, dated as of May 20, 2003, between the Company and Leslie S. Robins

23.1      Consent of Sichenzia Ross Friedman Ference LLP (included as part of
          Exhibit 5)

23.2      Consent of independent Certified Public Accountants

24        Power of Attorney (included in the signature page)

                                  UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
                   (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 29, 2003.

Biomoda, Inc.


/s/ John J. Cousins
-------------------
By John J. Cousins, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Cousins, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or all of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ John J. Cousins                                    May 29, 2003
-------------------
John J. Cousins, President
Treasurer, Director, Chief Financial Officer
Controller

/s/ Leslie S. Robins                                   May 29, 2003
------------------------
Leslie S. Robins, Vice President
Secretary, Director

/s/ Jeffrey L. Garwin                                  May 29, 2003
---------------------
Jeffrey L. Garwin, Director

/s/ Ari Ma'ayan                                        May 29, 2003
---------------
Ari Ma'ayan, Director

EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 Avenue of the Americas, 21st Flr.
                               New York, NY 10018

                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                  May 29, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:      Biomoda, Inc.
         Form SB-2 Registration Statement (File No. 333-        )
         --------------------------------------------------------

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Biooda, Inc., a New Mexico corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


/s/ Sichenzia Ross Friedman Ference LLP

EXHIBIT 10.5
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into this 20th day of May, 2003, by and between BioModa, Inc., a New Mexico corporation (the "Company") and Leslie S. Robins, (the "Escrow Agent") located at 8301 Washington NE Suite 5, Albuquerque NM, 87113.

                                    Premises

The Company has filed an SB-2 Registration Statement with the Securities and Exchange Commission to register Five Million (5,000,000) shares of the Company's common stock, no par value, to sell on the open market. The Company, pursuant to the terms of the SB-2, shall set up an escrow for monies due the Company from the sale of the shares of the Company's common stock.

                                    Agreement

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Company and Escrow Agent hereby enter into this Escrow Agreement in order to fulfill the terms of the SB-2. By agreement, the entities desiring to purchase shares of the Company's stock offered through the SB-2 shall pay the money for the shares into the Escrow Account opened by the Escrow Agent. Company shall, upon receipt of an offer to purchase shares by an entity, shall either reject or accept the offer by said entity. An offer shall only be deemed to be complete when the entity has given the Company a signed Subscription Agreement, or other purchase document, and the money for the shares has been deposited into the Escrow Account. Company shall then communicate the acceptance or rejection information to the Escrow Agent. If the offer is rejected the Escrow Agent shall then transfer the funds back to the entity whose offer was rejected. If the offer is accepted by the Company the Escrow Agent shall accept the funds from the entity for distribution through written instructions of the Company's President or other designated agent. Upon notification to the Company that funds are available for distribution, including the amount available and the number of shares sold, the Company shall issue written instructions to the Escrow Agent directing the Escrow Agent to disburse funds from the Escrow Account to the designated bank accounts or other financial institution accounts the Company may designate and to pay the Escrow Agent for the services rendered by the Agent under the terms of this Agreement.

2. All funds deposited with the Escrow Agent shall remain the property of the Purchaser and shall not be subject to any lien or charges by the Escrow Agent or judgments or creditors claims against the Company until the Company accepts the Purchasers's Subscription Agreement and requests the release to it of the funds in the manner hereinafter provided.

3. The Escrow Agent shall confirm the receipt of such funds to the Company and, on written request of the Company and on acceptance of the Subscription Agreement and other conditions set forth herein, transmit the funds to the Company.

4. Prior to the transmittal of any funds by the Escrow Agent, the Company shall first approve or disapprove the acceptance of such funds from the Purchaser, and if the Company should refuse to accept such funds from the Purchaser, the Escrow Agent shall promptly return the funds to the Purchaser.

5. This Agreement shall continue until the Company, or Escrow Agent, issues written instructions to the other party terminating the Agreement. In the case of the Company terminating the Escrow, such instructions shall include all necessary instructions to the Agent for disbursement of all funds remaining in the Escrow Account.

6. It is understood and agreed that the duties of the Escrow Agent are entirely ministerial being limited to receiving shares of stock from the Company and monies from the Purchaser and holding and disbursing such stock and monies in accordance with this Agreement.

7. The Escrow Agent is not a party to, and is not bound by, any agreement between the Company and the Purchaser(s) except as may be evidenced by or arise out of the foregoing instructions.

8. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

9. The Escrow Agent shall not be required to take or be bound by notice of any default of any person or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to the Escrow Agent of such default by the undersigned or any of them, and unless it is indemnified in a manner satisfactory to it against any expense or liability arising therefrom.

10. The Escrow Agent shall not be liable for acting on any notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties.

11. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct.

12. The Escrow Agent shall not be answerable for default or misconduct of any agent, attorney, or employee appointed by it if such agent, attorney, or employee shall have been selected with reasonable care.

13. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of the foregoing instructions or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

15. In the event of any disagreement between the undersigned or any of them, the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and/or demands being made in connection with or for any papers, money, or property involved herein or affected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim, or demand so long as such disagreement shall continue and, in so refusing, the Escrow Agent shall not be or become liable to the undersigned or any of them or to any person named in the foregoing instructions for the failure or refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to continue to so refrain and refuse to so act until:

         (1) The rights of adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers, and property involved herein or affected hereby; and/or

         (2) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all of the persons interested.

16. The fee of the Escrow Agent is One Half of One percent (0.005) of the gross proceeds deposited into the Escrow Account. The Escrow Agent's fee shall be paid by the Company out of the Company's funds in the Escrow Account. The Escrow Agent shall give to the Company an accounting of the funds in the Escrow Account at the time of the disbursements. Additionally, all costs associated with the Agent's operation of the Escrow Account shall be paid by the Purchaser. The Agent shall take $1,000.00 out of the first disbursement to cover the costs of the Escrow. Said costs are to include but not limited to costs of mailing, copies, and transfer agent fees. Escrow Agent shall provide a monthly accounting of all such costs to the Purchaser. Each month the Escrow Agent shall replenish this fund out of the disbursements to the Purchaser. Within 60 days from the time the Escrow is closed, the Escrow Agent shall deliver a final accounting of these funds to the Company and shall remit any remaining funds to the Purchaser. If the costs of the Escrow exceed the funds available to the Escrow Agent, the Company shall reimburse the Agent for all such costs. The Escrow Agent's fee is for services rendered hereunder and is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event that the conditions of this Agreement are not fulfilled, the Escrow Agent renders any material service not contemplated by this Agreement, there is any assignment of interest in the subject matter of this Agreement, there is any material modification hereof, any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation, or event and the same may be recoverable only from the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

Biomoda, Inc.



By :
     -------------------
Name:  John J. Cousins
Title: President



                                  Escrow Agent

Leslie S. Robins (Escrow Agent) hereby acknowledges receipt of this Agreement and agrees to act in accordance with said Agreement and on the terms and conditions above set forth this 20th day of May, 2003.




By: /s/ Leslie S. Robins
    ---------------------
Name: Leslie S. Robins

Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form SB-2 of our audit reports for the year ended December 31, 2001 dated January 15, 2002; and for the year ended December 31, 2002 dated February 4, 2003, relating to the financial statements of Biomoda, Inc. We also consent to the reference to our Firm under the caption "Experts".




/s/  Hinkle & Landers, P.C.
---------------------------

Hinkle & Landers, P.C.
Albuquerque, New Mexico
Date:    5-28-03







                                      91